                                                                    EXHIBIT 4.9



                            STERLING CHEMICALS, INC.


                                   as Issuer


                             STERLING CANADA, INC.


                        STERLING CHEMICALS ENERGY, INC.


                     STERLING CHEMICALS INTERNATIONAL, INC.


                             STERLING FIBERS, INC.


                        STERLING PULP CHEMICALS US, INC.


                         STERLING PULP CHEMICALS, INC.


                                 as Guarantors

                             SERIES A AND SERIES B
                     12 3/8% SENIOR SECURED NOTES DUE 2006

                         ------------------------------

                                   INDENTURE

                           Dated as of July 23, 1999

                         ------------------------------

                        Harris Trust Company of New York


                                   as Trustee

                         ------------------------------

                             CROSS-REFERENCE TABLE*

        Trust Indenture
           Act Section                                                                Indenture Section
        310  (a)(1).............................................................             7.10
             (a)(2).............................................................             7.10
             (a)(3).............................................................             N.A.
             (a)(4).............................................................             N.A.
             (a)(5).............................................................             7.10
             (b)................................................................             7.10
             (c)................................................................             N.A.
        311  (a)................................................................             7.11
             (b)................................................................             7.11
             (c)................................................................             N.A.
        312  (a)................................................................             2.05
             (b)................................................................            12.03
             (c)................................................................            12.03
        313  (a)................................................................             7.06
             (b)(1).............................................................            10.03
             (b)(2).............................................................             7.07
             (c)................................................................          7.06;12.02
             (d)................................................................             7.06
        314  (a)................................................................          4.03;12.02
             (b)................................................................            10.02
             (c)(1).............................................................            12.04
             (c)(2).............................................................            12.04
             (c)(3).............................................................             N.A.
             (d)................................................................     10.03, 10.04, 10.05
             (e)................................................................            12.05
             (f)................................................................             N.A.
        315  (a)................................................................             7.01
             (b)................................................................          7.05,12.02
             (c)................................................................             7.01
             (d)................................................................             7.01
             (e)................................................................             6.11
        316  (a) (last sentence)................................................             2.09
             (a)(1)(A)..........................................................             6.05
             (a)(1)(B)..........................................................             6.04
             (a)(2).............................................................             N.A.
             (b)................................................................             6.07
             (c)................................................................             2.12
        317  (a)(1).............................................................             6.08
             (a)(2).............................................................             6.09
             (b)................................................................             2.04
        318  (a)................................................................            12.01
             (b)................................................................             N.A.
             (c)................................................................            12.01

         N.A. means not applicable.

         *  This Cross Reference Table is not part of the Indenture.

                               TABLE OF CONTENTS

                                                                                                                 Page

                                ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.........................................................................................1
Section 1.02. Other Definitions..................................................................................27
Section 1.03. Incorporation by Reference of Trust Indenture Act..................................................27
Section 1.04. Rules of Construction..............................................................................28

                                                 ARTICLE 2 THE NOTES

Section 2.01. Form and Dating....................................................................................28
Section 2.02. Execution and Authentication.......................................................................29
Section 2.03. Registrar and Paying Agent.........................................................................29
Section 2.04. Paying Agent to Hold Money in Trust................................................................30
Section 2.05. Holder Lists.......................................................................................30
Section 2.06. Transfer and Exchange..............................................................................30
Section 2.07. Replacement Notes..................................................................................42
Section 2.08. Outstanding Notes..................................................................................42
Section 2.09. Treasury Notes.....................................................................................42
Section 2.10. Temporary Notes....................................................................................42
Section 2.11. Cancellation.......................................................................................43
Section 2.12. Defaulted Interest.................................................................................43

                                         ARTICLE 3 REDEMPTION AND PREPAYMENT

Section 3.01. Notices to Trustee.................................................................................43
Section 3.02. Selection of Notes to Be Redeemed..................................................................43
Section 3.03. Notice of Redemption...............................................................................44
Section 3.04. Effect of Notice of Redemption.....................................................................44
Section 3.05. Deposit of Redemption Price........................................................................45
Section 3.06. Notes Redeemed in Part.............................................................................45
Section 3.07. Optional Redemption................................................................................45
Section 3.08. Mandatory Redemption...............................................................................46
Section 3.09. Offer to Purchase by Application of Excess Proceeds................................................46

                                                 ARTICLE 4 COVENANTS

Section 4.01. Payment of Notes...................................................................................47
Section 4.02. Maintenance of Office or Agency....................................................................48
Section 4.03. Reports............................................................................................48
Section 4.04. Compliance Certificate.............................................................................49
Section 4.05. Taxes..............................................................................................49
Section 4.06. Stay, Extension and Usury Laws.....................................................................49
Section 4.07. Limitation on Restricted Payments..................................................................49
Section 4.08. Limitation on Restrictions on Distributions from Restricted Subsidiaries...........................54
Section 4.09. Limitation on Debt.................................................................................55
Section 4.10. Asset Sales........................................................................................56
Section 4.11. Limitation on Transactions with Affiliates.........................................................58
Section 4.12. Liens..............................................................................................59
Section 4.13. Corporate Existence................................................................................59
Section 4.14. Offer to Repurchase Upon Change of Control.........................................................60
Section 4.15. Sale of Principal Properties.......................................................................61
Section 4.16. Transfer of the Fibers Business....................................................................62
Section 4.17. Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries.....................64

Section 4.18. No Amendment of Subordination Provisions...........................................................65
Section 4.19. Additional Note Guarantees.........................................................................65

                                                ARTICLE 5 SUCCESSORS

Section 5.01. Merger, Consolidation or Sale of Assets............................................................65
Section 5.02. Successor Corporation Substituted..................................................................66

                                           ARTICLE 6 DEFAULTS AND REMEDIES

Section 6.01. Events of Default..................................................................................66
Section 6.02. Acceleration.......................................................................................68
Section 6.03. Other Remedies.....................................................................................68
Section 6.04. Waiver of Past Defaults............................................................................68
Section 6.05. Control by Majority................................................................................69
Section 6.06. Limitation on Suits................................................................................69
Section 6.07. Rights of Holders of Notes to Receive Payment......................................................69
Section 6.08. Collection Suit by Trustee.........................................................................70
Section 6.09. Trustee May File Proofs of Claim...................................................................70
Section 6.10. Priorities.........................................................................................70
Section 6.11. Undertaking for Costs..............................................................................71

                                                  ARTICLE 7 TRUSTEE

Section 7.01. Duties of Trustee..................................................................................71
Section 7.02. Rights of Trustee..................................................................................72
Section 7.03. Individual Rights of Trustee.......................................................................72
Section 7.04. Trustee's Disclaimer...............................................................................73
Section 7.05. Notice of Defaults.................................................................................73
Section 7.06. Reports by Trustee to Holders of the Notes.........................................................73
Section 7.07. Compensation and Indemnity.........................................................................73
Section 7.08. Replacement of Trustee.............................................................................74
Section 7.09. Successor Trustee by Merger, etc...................................................................75
Section 7.10. Eligibility; Disqualification......................................................................75
Section 7.11. Preferential Collection of Claims Against Company..................................................75

                                 ARTICLE 8 LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance...........................................75
Section 8.02. Legal Defeasance and Discharge.....................................................................76
Section 8.03. Covenant Defeasance................................................................................76
Section 8.04. Conditions to Legal or Covenant Defeasance.........................................................76
Section 8.05. Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous
              Provisions.........................................................................................78
Section 8.06. Repayment to Company...............................................................................78
Section 8.07. Reinstatement......................................................................................78

                                     ARTICLE 9 AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01. Without Consent of Holders of Notes................................................................79
Section 9.02. With Consent of Holders of Notes...................................................................80
Section 9.03. Compliance with Trust Indenture Act................................................................81
Section 9.04. Revocation and Effect of Consents..................................................................81
Section 9.05. Notation on or Exchange of Notes...................................................................81
Section 9.06. Trustee to Sign Amendments, etc....................................................................82

                                         ARTICLE 10 COLLATERAL AND SECURITY

Section 10.01. Security Agreements...............................................................................82
Section 10.02. Recording and Opinions............................................................................82
Section 10.03. Release of Collateral.............................................................................83
Section 10.04. Certificates of the Company.......................................................................84
Section 10.05. Certificates of the Trustee.......................................................................84
Section 10.06. Attornment........................................................................................84
Section 10.07. Authorization of Actions to Be Taken by the Trustee Under the Security Agreements.................85
Section 10.08. Authorization of Receipt of Funds by the Trustee Under the Security Agreements....................85
Section 10.09. Termination of Security Interest..................................................................85

                                          ARTICLE 11 SUBSIDIARY GUARANTEES

Section 11.01. Subsidiary Guarantees.............................................................................85
Section 11.02. Limitation on Subsidiary Guarantor Liability......................................................86
Section 11.03. Execution and Delivery of Subsidiary Guarantee....................................................87
Section 11.04. Subsidiary Guarantors May Consolidate, etc., on Certain Terms.....................................87
Section 11.05. Releases Following Sale of Assets.................................................................88

                                              ARTICLE 12 MISCELLANEOUS

Section 12.01. Trust Indenture Act Controls......................................................................89
Section 12.02. Notices...........................................................................................89
Section 12.03. Communication by Holders of Notes with Other Holders of Notes.....................................90
Section 12.04. Certificate and Opinion as to Conditions Precedent................................................90
Section 12.05. Statements Required in Certificate or Opinion.....................................................90
Section 12.06. Rules by Trustee and Agents.......................................................................91
Section 12.07. No Personal Liability of Directors, Officers, Employees and Stockholders..........................91
Section 12.08. Governing Law.....................................................................................91
Section 12.09. No Adverse Interpretation of Other Agreements.....................................................91
Section 12.10. Successors........................................................................................91
Section 12.11. Severability......................................................................................91
Section 12.12. Counterpart Originals.............................................................................92
Section 12.13. Table of Contents, Headings, etc..................................................................92



                                    EXHIBITS

Exhibit A         FORM OF NOTE
Exhibit B         FORM OF CERTIFICATE OF TRANSFER
Exhibit C         FORM OF CERTIFICATE OF EXCHANGE
Exhibit D         FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED
                  INVESTOR
Exhibit E         FORM OF NOTATION OF GUARANTEE
Exhibit F         SCHEDULE I SCHEDULE OF GUARANTORS

         INDENTURE dated as of July 23, 1999 among Sterling Chemicals, Inc., a Delaware corporation, Sterling Canada, Inc., a Delaware corporation, Sterling Chemicals Energy, Inc., a Delaware corporation, Sterling Chemicals International, Inc., a Delaware corporation, Sterling Fibers, Inc., a Delaware corporation, Sterling Pulp Chemicals US, Inc., a Delaware corporation, Sterling Pulp Chemicals, Inc., a Georgia corporation, and Harris Trust Company of New York, as trustee.

         The Company (as defined below), the Subsidiary Guarantors (as defined below) and the Trustee (as defined below) agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 123/8% Series A Senior Secured Notes due 2006 (the "Series A Notes") and the 123/8% Series B Senior Secured Notes due 2006 (the "Series B Notes" and, together with the Series A Notes, the "Notes"):


                                   ARTICLE 1
                         DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01.     Definitions.

         "144A Global Note" means a global note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the provisions of Sections 4.10 and 4.11 only, "Affiliate" shall also mean any beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

         "Agent" means any Registrar, Paying Agent or co-registrar.

         "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction, for gross proceeds in excess of $2.0 million, other than:

         (1) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary,

         (2) a disposition of property or assets (other than shares of Capital Stock of a Restricted Subsidiary and which do not constitute all or substantially all of the assets of any division or line of business of the Company or any Restricted Subsidiary) at fair market value in the ordinary course of business,

         (3) for purposes of the provisions of Section 4.10 only, a disposition that constitutes a Restricted Payment permitted or a Permitted Investment not prohibited by the provisions of Section 4.07,

         (4) the disposition of all or substantially all of the assets of the Company permitted by the provisions of Section 5.01,

         (5) the disposition of assets in exchange for other assets that satisfy the requirements set forth in clause (2)(B) of Section 4.10,

         (6) a Transfer of the Fibers Business made in accordance with the terms of Section 4.16, and

         (7) a Sale of a Principal Property made in accordance with the terms of Section 4.15 hereof.

         "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Cedel that apply to such transfer or exchange.

         "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

         "Average Life" means, as of the date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:

         (1) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

         (2) the sum of all such payments.

         "Bankruptcy Law" means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

         "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

         "Borrowers" means collectively, Sterling Chemicals, Inc., Sterling Canada, Inc., Sterling Pulp Chemicals US, Inc., Sterling Pulp Chemicals, Inc., Sterling Fibers, Inc., Sterling Chemicals Energy, Inc. and Sterling Chemicals International, Inc.

         "Broker-Dealer" means any broker or dealer registered under the Exchange Act.

         "Business Day" means each day which is not a Legal Holiday.

         "Capital Lease Obligations" of a Person means any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person prepared in accordance with GAAP; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options or participations (or other equivalents thereof) in such Person (however designated), including any Preferred Stock, but excluding any debt securities convertible into or exchangeable for such equity.

         "Cedel" means Cedelbank.

         "Change of Control" means:

         (1) Any "Person" (as that term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more of the Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act except that a Person will be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of Holdings; provided, however, that the Permitted Holders "beneficially own," as defined above, directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of Holdings than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of Holdings. For the purposes of this clause (1):

         (a) such other Person will be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation"), if such other Person "beneficially owns" (as defined above), directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders "beneficially own" (as defined above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent corporation; and

         (b) the Permitted Holders will be deemed to beneficially own any Voting Stock of a specified corporation held by any parent corporation so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent corporation).

         (2) During any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Holdings or the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Holdings or the Company, as the case may be, was approved by a majority of the directors of Holdings or the Company, as the case may be, then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the Board of Directors of Holdings or the Company, as the case may be, then in office.

         (3) The merger or consolidation of Holdings or the Company with or into another Person or the merger of another Person (other than a Permitted Holder) with or into Holdings or the Company, or the sale or transfer in one or a series of transactions of all or substantially all of the assets of Holdings or the Company to another Person (other than a Permitted Holder) and, in the case only of any such merger or consolidation, the securities of Holdings or the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of Holdings or the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation.

         (4) For so long as a holding company ownership structure is maintained over the Company, Holdings holds less than a majority of the Capital Stock of the Company (other than Preferred Stock of the Company issued in accordance with the terms of this Indenture) or less than a majority of the Voting Stock of the Company.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral Agent" shall have the meaning set forth in the Security Agreements.

         "Commission" means the Securities and Exchange Commission.

         "Commodity Agreement" means any commodity future contract, commodity option or other similar agreement or arrangement (limited in amount to underlying exposure, and not for speculative purposes) entered into by the Company or any Restricted Subsidiary that is designed to protect the Company or a Restricted Subsidiary against fluctuations in the price of commodities used by Sterling or a Restricted Subsidiary as raw materials in the ordinary course of business.

         "Company" means Sterling Chemicals, Inc., and any and all successors thereto.

         "Comparable Treasury Issue" means the United States Treasury security selected by a Reference Treasury Dealer as having a maturity comparable to July 23, 2006 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining life of the Notes.

         "Comparable Treasury Price" means, with respect to any date of redemption, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such date of redemption, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities," or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, the average of the Reference Treasury Dealer Quotations.

         "Consolidated EBITDA Coverage Ratio" as of any date of determination means the ratio of:

         (1) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to

         (2) Consolidated Interest Expense for such four fiscal quarters; provided, however, that

         (a) if the Company or any Restricted Subsidiary has incurred any Debt since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated EBITDA Coverage Ratio is an Incurrence of Debt, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Debt as if such Debt had been Incurred on the first day of such period and the discharge of any other Debt repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Debt as if such discharge had occurred on the first day of such period,

         (b) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Debt of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Dispositions for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Debt of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale),

         (c) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Debt) as if such Investment or acquisition occurred on the first day of such period, and

         (d) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment that would have required an adjustment pursuant to clause (b) or (c) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto, and the amount of Consolidated Interest Expense associated with any Debt Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company. If any Debt bears a floating rate of interest and is being given pro forma effect, the interest of such Debt shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term in excess of 12 months).

         "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such interest expense:

         (1) interest expense attributable to Capital Lease Obligations,

         (2) amortization of debt discount and debt issuance cost,

         (3) capitalized interest,

         (4) noncash interest payments,

         (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bakers' acceptance financing,

         (6) net costs under Interest Rate Agreements (including amortization of fees),

         (7) Preferred Stock dividends in respect of all Redeemable Stock of the Company and all Preferred Stock of Restricted Subsidiaries held by Persons other than the Company or a Wholly Owned Subsidiary,

         (8) interest incurred in connection with Investments in discontinued operations,

         (9) interest actually paid by the Company or any of its Restricted Subsidiaries under any Guarantee of Debt or other obligation of any other Person, and

         (10) the cash contribution to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company or any Restricted Subsidiary) in connection with Debt Incurred by such plan or trust.

         "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

         (1) any net income of any Person if such Person is not a Restricted Subsidiary, except that:

         (a) subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (3) below), and

         (b) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income to the extent of any cash actually contributed by the Company or a Restricted Subsidiary to such Person during such period,

         (2) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition,

         (3) any net income of any Restricted Subsidiary to the extent such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

         (a) subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause), and

         (b) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income,

         (4) any gain or loss realized upon the sale or other disposition of any assets of the Company or its consolidated Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person,

         (5) extraordinary gains or losses, and

         (6) the cumulative effect of a change in accounting principles.

Notwithstanding the foregoing, for the purposes of the provisions of Section
4.07 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted pursuant to clause (3)(E) of Section 4.07.

         "Consolidated Net Worth" of any Person means the total of the amounts shown on the balance sheet of such Person and its consolidated subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of such Person ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as

         (1) the par or stated value of all outstanding Capital Stock of such Person, plus

         (2) paid-in capital or capital surplus relating to such Capital Stock, plus

         (3) any retained earnings or earned surplus,

less:

         (1) any accumulated deficit,

         (2) any amounts attributable to Redeemable Stock, and

         (3) any amounts attributable to Exchangeable Stock.

         "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

         "Credit Agreement" means that certain Revolving Credit Agreement dated as of July 23, 1999 (as amended, supplemented and restated or otherwise modified from time to time) among the Borrowers, DLJ Capital Funding, Inc., as Syndication Agent, The CIT Group/Business Credit, Inc., as Administrative Agent, Credit Suisse First Boston, as Documentation Agent, and the other lenders party thereto providing for the Fixed Assets Revolver and the Working Capital Revolver.

         "Currency Agreement" means with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement (limited in amount to underlying exposure, and not for speculative purposes) to which such Person is a party or a beneficiary.

         "Custodian" means the Trustee, as custodian with respect to the Global Notes, or any successor entity thereto.

         "Debt" of any Person means, without duplication:

         (1) the principal of and premium (if any) in respect of

         (a) indebtedness of such Person for money borrowed and

         (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments the payment of which such Person is responsible or liable,

         (2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person,

         (3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business),

         (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit),

         (5) all Redeemable Stock of such Person and, with respect to any Subsidiary of such Person, all Preferred Stock other than pay-in-kind dividends in the form of Preferred Stock (the amount of Debt represented thereby shall equal the greater of its liquidation preference and the redemption, repayment or other repurchase obligations with respect thereto, not excluding any accrued dividends),

         (6) all Hedging Obligations of such Person,

         (7) all obligations of the type referred to in clauses (1) through (4) of other Persons and all dividends of other Persons the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee, and

         (8) all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

         The amount of Debt of any Person at any date shall be the outstanding balance on such date of all unconditional obligations as described above and the maximum liability upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided, however, that the amount outstanding at any time of any Debt Incurred with original issue discount is the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt at such time as determined in conformity with GAAP.

         "Default" means any event that is, or after notice or the passage of time or both would be, an Event of Default.

         "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

         "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

         "Discount Notes" means the 13 1/2% Senior Secured Discount Notes due 2008 of Holdings.

         "EBITDA" for any period means the sum of Consolidated Net Income, plus Consolidated Interest Expense, plus the following to the extent deducted in calculating such Consolidated Net Income:

         (1) all income tax expense of the Company,

         (2) depreciation expense,

         (3) amortization expense,

         (4) an amount equal to any extraordinary loss realized in connection with an Asset Disposition, any Transfer of the Fibers Business or the sale or other disposition of any Sale of a Principal Property and

         (5) all other noncash items reducing such Consolidated Net Income (excluding any noncash item to the extent it represents an accrual of, or reserve for, cash disbursements for any subsequent period) less all noncash items increasing such Consolidated Net Income (such amount calculated pursuant to this clause (5) not to be less than zero), in each case for such period.

         Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended or otherwise paid to the Company by such Subsidiary without further approval, pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Subsidiary or its stockholders.

         "Equity Interests" means:

         (1) in the case of a corporation, corporate stock;

         (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

         (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited);

         (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person; and

         (5) any options, warrants and other rights to acquire or purchase any of the foregoing.

         "Equity Private Placement" means the private placement of shares of common stock of STX Acquisition Corp. consummated immediately prior to the merger of STX Acquisition Corp. into Sterling Chemicals, Inc. on August 21, 1996, which shares were converted into shares of common stock of Holdings upon consummation of such transaction.

         "ESOP" means the Sterling Chemicals ESOP as in existence on the Issue Date and as may be modified or amended from time to time in accordance with its terms, provided that any such modifications or amendments are not adverse to the Holders of the Notes, or as otherwise required by applicable law.

         "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Notes" means the Notes issued by the Company in exchange for the Notes upon consummation of the Exchange Offer pursuant to the Registration Rights Agreement.

         "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

         "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

         "Exchangeable Stock" means any Capital Stock which is exchangeable or convertible into another security (other than Capital Stock of the Company or any Wholly Owned Subsidiary which is neither Exchangeable Stock nor Redeemable Stock).

         "Existing Subordinated Notes" means $275,000,000 in original principal amount of the Company's 11 3/4% Senior Subordinated Notes Due 2006 and $150,000,000 in original principal amount of the Company's 11 1/4% Senior Subordinated Notes Due 2007.

         "Fibers Subsidiaries" means Sterling Chemicals International, Inc. and Sterling Fibers, Inc. which collectively own the assets which constitute the Santa Rosa County acrylic fibers facility.

         "Fixed Assets Revolver" means the five year senior secured revolving credit facility under the Credit Agreement pursuant to which the Borrowers may borrow, repay and reborrow up to $70.0 million secured by first priority liens on the Shared Collateral and a second priority lien on the accounts receivable, inventory, related general intangibles and certain other assets of the Company and the other Borrowers and any Refinancing Debt with respect thereto provided that the Stated Maturity of such Refinancing Debt does not extend beyond the Stated Maturity of the Fixed Assets Revolver.

         "Foreign Assets Sale" means an Asset Disposition in respect of Capital Stock or assets of a Non-U.S. Subsidiary or a Restricted Subsidiary of the type described in Section 936 of the Code to the extent that the proceeds of such Asset Disposition are received by a Person subject in respect of such proceeds to the tax laws of a jurisdiction other than the United States or any state thereof or the District of Columbia.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth:

         (1) in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

         (2) in statements and pronouncements of the Financial Accounting Standards Board,

         (3) in such other statements by such other entity as have been approved by a significant segment of the accounting profession, and

         (4) in the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission.

         "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto issued in accordance with Section 2.01, 2.06(b)(iv), 2.06(d)(ii) or 2.06(f) hereof.

         "Global Note Legend" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

         "Guarantee" means, with respect to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise of such Person:

         (1) to purchase or pay (or advance or supply funds for the purchase or payment of) any Debt or other obligation of any other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or

         (2) entered into for purposes of assuring in any other manner the obligee of any Debt or other obligation of any other Person of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include endorsements for collection or deposits in the ordinary course of business or guarantees of obligations of a Subsidiary in the ordinary course of business if such obligations do not constitute Debt of such Subsidiary. The term "Guarantee" used as a verb has a corresponding meaning.

         "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement (limited in amount to underlying exposure, and not for speculative purposes).

         "Holder" means a Person in whose name a Note is registered on the registrar's books.

         "Holdings" means Sterling Chemicals Holdings, Inc., a Delaware corporation and the sole stockholder of the Company.

         "IAI Global Note" means the Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

         "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Debt or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall be deemed the Incurrence of Debt.

         "Indenture" means this Indenture, as amended or supplemented from time to time.

         "Independent Financial Advisor" means a reputable accounting, appraisal or investment banking firm that, in the reasonable good faith judgment of the Board of Directors of the Company, is qualified to perform the task for which such firm has been engaged and is independent with respect to the Company and its Affiliates.

         "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

         "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

         "Initial Purchasers" means Donaldson, Lufkin & Jenrette Securities Corporation and Credit Suisse First Boston Corporation.

         "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

         "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement (limited in amount to underlying exposure, and not for speculative purposes) designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates.

         "Investment" means, with respect to any Person, any loan or advance to, any acquisition of Capital Stock, equity interest, obligation or other security of, or capital contribution or other investment in, or any other credit extension to (including by way of Guarantee of any Debt of), any other Person. For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and the provisions of Section 4.07:

         (1) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that if such designation is made in connection with the acquisition of such Subsidiary or the assets owned by such Subsidiary, the "Investment" in such Subsidiary shall be deemed to be the consideration paid in connection with such acquisition; and provided, further, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to:

         (a) the Company's "Investment" in such Subsidiary at the time of such redesignation, less

         (b) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation, and

         (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

         "Investment Grade Rating" means a rating of BBB- or higher by S&P and Baa3 or higher by Moody's or the equivalent of such rating by S&P and Moody's or by any other Rating Agencies selected as provided in the definition of Rating Agency.

         "Issue Date" means the date on which the Notes are originally issued.

         "Joint Venture Contribution" means any transfer, assignment, conveyance or contribution of the Capital Stock of the Fibers Subsidiaries or all or substantially all of the assets of the Fibers Subsidiaries to a corporation, partnership, limited liability company, joint venture or other entity in which the Company and its Affiliates shall, immediately after giving effect to such transaction, beneficially, own or hold any Equity Interest in the Person to which such contribution is made, including any such contribution made through any merger, consolidation or similar transaction or any agreement to operate all or substantially all of the assets of the Fibers Subsidiaries under any similar arrangement.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, in the city of the Corporate Trust Office of the Trustee or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

         "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

         "Liquidated Damages" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

         "Moody's" means Moody's Investors Service, Inc.

         "Net Available Cash" from an Asset Disposition, a Transfer of the Fibers Business or a Sale of a Principal Property means cash payments received therefrom (including, to the extent permitted, any cash payments received by way of deferred payment of principal pursuant to a promissory note or installment receivable of any Return of Capital or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to such properties or assets that are the subject of such Asset Disposition or received in any other noncash form), in each case net of:

         (1) all legal, title and recording expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such transaction,

         (2) all payments made on any Debt which is secured by any assets subject to such transaction, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such transaction, or by applicable law be repaid out of the proceeds from such transaction,

         (3) all distributions and other payments required to be made to any minority interest holders in Subsidiaries or joint ventures as a result of such transaction, and

         (4) the deduction of appropriate amounts provided by the sellers as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such transaction and retained by the Company or any Restricted Subsidiary after such transaction.

         "Net Cash Proceeds" means, with respect to any issuance or sale of Capital Stock, the cash proceeds of such issuance of sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultants' and other fees, and other costs and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

         "Non-Convertible Capital Stock" means, with respect to any corporation, any non-convertible Capital Stock of such corporation and any Capital Stock of such corporation convertible solely into non-convertible Capital Stock of such corporation; provided, however, that Non-Convertible Capital Stock shall not include any Redeemable Stock or Exchangeable Stock.

         "Non-U.S. Person" means a Person who is not a U.S. Person.

         "Non-U.S. Subsidiary" means a Restricted Subsidiary that is incorporated in a jurisdiction other than the United States or a State thereof or the District of Columbia and with respect to which more than 66 2/3% of any of its sales, earnings or assets (determined on a consolidated basis in accordance with GAAP) are located in, generated from or derived from operations located in territories or jurisdictions outside the United States.

         "Notes" has the meaning assigned to it in the preamble to this Indenture.

         "Obligations" means the obligations and liabilities of the Company under this Indenture and the Notes for principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities.

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

         "Officers' Certificate" means a certificate that meets the requirements of Section 12.05 hereof signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company.

         "Opinion of Counsel" means an opinion that meets the requirements of
Section 12.05 hereof from legal counsel, who may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

         "Participant" means, with respect to the Depositary, Euroclear or Cedel, a Person who has an account with the Depositary, Euroclear or Cedel, respectively (and, with respect to DTC, shall include Euroclear and Cedel).

         "Permitted Holders" means:

         (1) each of Frank J. Hevrdejs, William C. Oehmig, J. Virgil Waggoner, Robert W. Roten and Gordon Cain;

         (2) any Permitted Transferee with respect to any Person covered by the preceding clause (1);

         (3) any savings or investment plan sponsored by the Company or Holdings, including the ESOP;

         (4) the purchasers in the Equity Private Placement; or

         (5) any Person who on August 21, 1996 was an officer, director, stockholder, employee or consultant of The Sterling Group, Inc. or The Unicorn Group, L.L.C.

         "Permitted Investment" means an Investment by the Company of any Restricted Subsidiary in:

         (1) a Wholly Owned Subsidiary or a Person that will, upon the making of such Investment, become a Wholly Owned Subsidiary;

         (2) Temporary Cash Investments;

         (3) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

         (4) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

         (5) any Person to the extent such Investment represents the noncash portion of the consideration received for (A) an Asset Disposition as permitted pursuant to Section 4.10, (B) a Sale of a Principal Property as permitted, and other sales, transfers and dispositions as permitted, pursuant to Section 4.15 or (C) a Transfer of the Fibers Business as permitted pursuant to Section 4.16;

         (6) Investments by the Company or a Restricted Subsidiary in a Person to the extent the consideration for such Investment consists of shares of Capital Stock of the Company or Holdings (other than Redeemable Stock of the Company);

         (7) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

         (8) loans or advances to employees or to a trust for the benefit of such employees that are made in the ordinary course of business of the Company or such Restricted Subsidiary;

         (9) another Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is reasonably related to the business of the Company and its Restricted Subsidiaries; and

         (10) Investments in Unrestricted Subsidiaries or joint ventures (whether in corporate or partnership form or otherwise), in either case in entities engaged in businesses reasonably related to the business of the Company and its Restricted Subsidiaries, in an aggregate amount not to exceed $10.0 million outstanding at any time; provided, however, that the amount available for Investments pursuant to this clause (10) shall be reduced in accordance with clause (3)(G) of the first paragraph of Section 4.07.

         "Permitted Liens" means:

         (1) Liens existing on the Issue Date, including those that secure Debt and other obligations under the Credit Agreement that this Indenture permitted to be Incurred;

         (2) Liens for taxes, assessments or other governmental charges or levies not yet due or that are being contested in good faith by appropriate action or proceedings promptly instituted and diligently pursued to conclusion and with respect to which adequate reserves in conformity with GAAP are being maintained;

         (3) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, repairmen, workmen, crews, maritime liens and other Liens imposed by law created in the ordinary course of business for amounts that are not past due or that are being contested in good faith by appropriate action or proceedings and with respect to which adequate reserves in accordance with GAAP are being maintained;

         (4) Liens incurred or deposits or pledges made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, old age or other similar obligations, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) incurred in the ordinary course of business;

         (5) minor irregularities in title, boundaries, or other survey defects, easements, rights-of-way, restrictions, servitudes, permits, reservations, exceptions, zoning regulations, conditions, covenants, mineral or royalty rights or reservations or oil, gas and mineral leases and rights of others in any property of the Company or any Restricted Subsidiary for streets, roads, bridges, pipes, pipe lines, railroads, electric transmission and distribution lines, telegraph and telephone lines, the removal of oil, gas or other minerals or other similar purposes, flood control, water rights, rights of others with respect to navigable waters, sewage and drainage rights and other similar charges or encumbrances existing as of the Issue Date (or granted by the Company or any Restricted Subsidiary in the ordinary course of business) that do not, in the aggregate, materially impair the value of the property of the Company or any Restricted Subsidiary and the occupation, use and enjoyment by the Company or any of its Restricted Subsidiaries of any of their respective properties in the normal course of business;

         (6) Liens securing Debt neither created, assumed nor guaranteed by the Company or any Restricted Subsidiary upon lands over which easements or similar rights are acquired by the Company or any Restricted Subsidiary in the ordinary course of business of the Company or any Restricted Subsidiary;

         (7) terminable or short term leases or permits for occupancy, which leases or permits expressly grant to the Company or any Restricted Subsidiary the right to terminate them at any time on not more than six months' notice and which occupancy does not interfere with the operation of the business of the Company or any Restricted Subsidiary;

         (8) any Lien or privilege arising solely by operation of law and vested in any lessor, licensor or permittor on personal property located on premises leased by the Company or any Restricted Subsidiary, for rent to become due or for other obligations or acts to be performed, the payment of which rent or the performance of which other obligations or acts is required under leases, subleases, licenses or permits;

         (9) Liens or privileges of any employee of the Company or any Restricted Subsidiary for salary or wages earned but not yet payable;

         (10) any obligations or duties affecting any of the property of the Company or its Subsidiaries to any municipality or public authority with respect to any franchise, grant, license or permit that do not materially impair the use of such property for the purposes for which it is held;

         (11) Liens upon property or assets other than as described in clause
(12) immediately below acquired by the Company after the Issue Date; provided, however, that such Liens do not extend to any property or assets other than such property or assets;

         (12) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Restricted Subsidiary of such Person; provided, however, that such Liens are in existence prior to the contemplation of such Person becoming a Restricted Subsidiary and are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Restricted Subsidiary and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary;

         (13) Liens resulting from operation of law with respect to any judgments, awards or orders to the extent that such judgments, awards or orders do not cause or constitute an Event of Default;

         (14) Liens on any property in favor of domestic or foreign governmental bodies to secure partial, progress, advance or other payments pursuant to any contract or statute, not yet due and payable;

         (15) Liens securing Debt incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of such Person used in the business of the Company, to the extent such Debt is otherwise permitted by this Indenture;

         (16) Liens with respect to the so called "greenbelt" or "buffer zone" properties, for as long as those properties are used solely for "greenbelt" or buffer zone" purposes;

         (17) leases and ground leases of underutilized or vacant properties of the Company or any Restricted Subsidiary to third parties with which the Company has a production, co-production, co-generation, operating or other arrangement or to third party providers of energy or raw materials in the ordinary course of business of the Company or a Restricted Subsidiary, provided such leases do not materially interfere with the operation of the business of the Company or any Restricted Subsidiary or materially diminish the value of the PP&E;

         (18) easements, rights-of-way, restrictions and other similar charges or encumbrances granted to others, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company or any of its Subsidiaries, provided that such Liens are not violated by the existing PP&E and do not, in the aggregate, materially diminish the value of the PP&E;

         (19) the burdens of any law or governmental regulation or permit requiring the Company to maintain certain facilities or perform certain acts as a condition of its occupancy of or interference with any public lands or any river or stream or navigable waters;

         (20) Liens on accounts receivable and inventory and other specified assets of the type securing the Working Capital Revolver, in each case other than assets constituting part of the Pledged Collateral, which Liens secure either (a) extensions, renewals, modifications, replacements or increases of the Working Capital Revolver in whole or in part from time to time or (b) any revolving credit agreement of any Non-U.S. Subsidiary; provided, however, that in each case the Debt secured by such Liens is permitted by the terms of this Indenture to be Incurred;

         (21) extensions, renewals, modifications or replacements of any Lien referred to in clauses (1) through (21) of this definition, provided that such Lien is otherwise permitted by the terms hereof and, with respect to Liens securing Debt, no extension or renewal Lien shall (A) secure more than the amount of the Debt or other obligations secured by the Lien being so extended or renewed, other than as permitted by clause (11) or (20) hereof, or (B) extend to any property or assets not subject to the Lien being so extended or renewed, other than as permitted by clause (11) or (20) hereof, or (C) with respect to the Shared Collateral, relate to any Debt that has a Stated Maturity that extends beyond the Stated Maturity of the Fixed Assets Revolver; and

         (22) Liens incurred in the ordinary course of business of the Company and its Restricted Subsidiaries that do not secure Debt and which have a value that in the aggregate does not exceed $5.0 million at any one time outstanding.

         "Permitted Transferee" means with respect to any Person:

         (1) in the case of an entity, any Affiliate of such Person; and

         (2) in the case of an individual, any person related by lineal or collateral consanguinity to such individual or to the spouse of such individual (adopted persons shall be considered the natural born child of their adoptive parents).

Lineal consanguinity is that relationship that exists between persons of whom one is descended (or ascended) in a direct line from the other, as between son, father, grandfather and great-grandfather. Collateral consanguinity is that relationship that exists between persons who have the same ancestors, but who do not descend (or ascend) from the other, as between uncle and nephew, or cousin and cousin, in each case to whom such Person has transferred common stock of Holdings.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Pledged Collateral" means any assets of the Company or any Subsidiary Guarantor defined as Pledged Collateral in the Security Agreements.

         "Preferred Stock" as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

         "Principal Properties" means each of the chemical facilities at the following locations:

         (1) Texas City, Texas;

         (2) Valdosta, Georgia;

         (3) Buckingham, Quebec;

         (4) Vancouver, British Columbia;

         (5) Thunder Bay, Ontario; and

         (6) Grande Prairie, Alberta

         "Principal Property Subsidiary" means each of Sterling Pulp Chemicals, Inc., Sterling Pulp Chemicals, Ltd. and Sterling NRO, Ltd. and any other Affiliate that may hereafter own any Principal Property.

         "PP&E" means the real property, production facilities and certain related general intangibles and other assets currently owned by the Company and its Restricted Subsidiaries, a second priority lien on which will secure the Notes and the Subsidiary Guarantees, as provided in the Security Agreements.

         "Private Placement Legend" means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

         "Public Equity Offering" means an underwritten primary public offering of common stock of Holdings pursuant to an effective registration statement under the Securities Act.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "Rating Agency" means S&P and Moody's, or if S&P or Moody's or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for S&P or Moody's or both, as the case may be.

         "Redeemable Stock" means any Capital Stock that by its terms or otherwise is required to be redeemed on or prior to the Stated Maturity of the Notes or is redeemable at the option of the Holder thereof without regard to the occurrence of any contingency at any time on or prior to the Stated Maturity of the Notes.

         "Reference Treasury Dealer" means each of (1) Donaldson, Lufkin & Jenrette Securities Corporation, or its successors, and Credit Suisse First Boston Corporation, or its successors; provided, however, that if the foregoing shall not be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer and (2) any Primary Treasury Dealer selected by the Company.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer on any date of redemption, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such date of redemption.

         "Refinance" means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Debt in exchange or replacement for, such Debt. "Refinanced" and "Refinancing" shall have correlative meanings.

         "Refinancing Debt" means Debt that Refinances any Debt of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture including Debt that Refinances Refinancing Debt; provided, however that:

         (1) such Refinancing Debt has a Stated Maturity no earlier than the Stated Maturity of the Debt being Refinanced,

         (2) such Refinancing, Debt has an Average Life at the time such Refinancing Debt is Incurred that is equal to or greater than the Average Life of the Debt being Refinanced,

         (3) such Refinancing Debt has an aggregate principal amount (or if incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Debt being Refinanced, and

         (4) with respect to any Refinancing Debt of Debt other than Senior Debt, such Refinancing Debt shall rank no more senior, and shall be at least as subordinated, in right of payment to the Notes as the Debt being so extended, renewed, refunded or refinanced; and

provided, further, however, that Refinancing Debt shall not include:

         (1) Debt of a Subsidiary (other than a Wholly Owned Subsidiary which is also a Subsidiary Guarantor) that Refinances Debt of the Company, or

         (2) Debt of the Company or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

         "Registration Rights Agreement" means the A/B Exchange Registration Rights Agreement, dated as of July 23, 1999, by and among the Company, the Subsidiary Guarantors and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time.

         "Regulation S" means Regulation S promulgated under the Securities
Act.

         "Regulation S Global Note" means a Global Note bearing the Private Placement Legend and deposited with or on behalf of the Depositary and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

         "Representative" means any trustee, agent or representative (if any) for an issue of Senior Debt of the Company.

         "Responsible Officer" means, when used with respect to the Trustee, any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

         "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

         "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

         "Return of Capital" means, with respect to any Equity Interest, any sums paid on or in respect of such Equity Interest (1) as a return, in whole or in part, of the capital of the issuer of such Equity Interest as constituted immediately following the consummation of the Transfer of the Fibers Business pursuant to which such Equity Interest was issued to the Company or either of the Fibers Subsidiaries, (2) in redemption of, or in exchange for, such Equity Interest or (3) in connection with a partial or total liquidation or dissolution of the issuer of such Equity Interest.

         "Rule 144" means Rule 144 promulgated under the Securities Act.

         "Rule 144A" means Rule 144A promulgated under the Securities Act.

         "Rule 903" means Rule 903 promulgated under the Securities Act.

         "Rule 904" means Rule 904 promulgated under the Securities Act.

         "Sale of the Fibers Business" means any sale, transfer, assignment, conveyance or other disposition of the Capital Stock of the Fibers Subsidiaries or all or substantially all of the assets of the Fibers Subsidiaries (other than pursuant to a Joint Venture Contribution), including, in either case, any such sale, transfer, assignment, conveyance or disposition made through any merger, consolidation or similar transaction.

         "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person (other than the Company or a Wholly Owned Subsidiary which is also a Subsidiary Guarantor) and the Company or a Restricted Subsidiary leases it from such Person.

         "Secured Debt" means any Debt of the Company secured by a Lien.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Security Agreements" means the security and pledge agreements and the mortgages entered into by the Company and each of its Restricted Subsidiaries that own any of the Pledged Collateral, dated as of the date of this Indenture, to secure the obligations with respect to the Notes, and the Senior Debt Intercreditor Agreement, dated as of the date hereof between the Trustee and the CIT Group/Business Credit, Inc., as such agreements may be amended, modified or supplemented from time to time.

         "Senior Debt" means:

         (1) all Debt of the Company or any Restricted Subsidiary outstanding under the Credit Agreement;

         (2) any other Debt of the Company or any Restricted Subsidiary permitted to be incurred under the terms of this Indenture, unless the instrument under which such Debt is incurred expressly provides that it is subordinated in right of payment to the Notes or any Subsidiary Guarantee; and

         (3) all obligations with respect to the items listed in the preceding clauses (1) and (2).

Notwithstanding anything to the contrary in the preceding, Senior Debt shall not include:

         (1) any liability for federal, state, local or other taxes owed or owing by the Company;

         (2) any Debt of the Company to any of its Restricted Subsidiaries or other Affiliates;

         (3) any trade payables; or

         (4) the portion of any Debt that is incurred in violation of this Indenture.

         "Senior Subordinated Debt" means the Existing Subordinated Notes and any other Debt of the Company that specifically provides that such Debt is subordinate to the Notes in right of payment and which is not subordinated by its terms in right of payment to any Debt or other obligation of the Company which is not Senior Debt.

         "Series A Notes" has the meaning assigned to it in the preamble to this Indenture.

         "Series B Notes" has the meaning assigned to it in the preamble to this Indenture.

         "Shared Collateral" means the PP&E and the Capital Stock of all of the Company's current U.S. Subsidiaries other than Sterling Chemicals Acquisitions, Inc..

         "Shelf Registration Statement" has the meaning set forth in the Registration Rights Agreement.

         "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" of the Company as such term is defined in Rule 1-02 of Regulation S-X, promulgated by the Commission.

         "S&P" means Standard & Poor's Ratings Group.

         "Special Adjusted Treasury Rate" means, with respect to any date of redemption, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price equal to the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such date of redemption, plus 0.50%.

         "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the principal of such security or Debt is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the Holder thereof upon the happening of any contingency unless such contingency has occurred).

         "Subordinated Obligation" means any Debt of the Company (whether outstanding on the Issue Date or hereafter Incurred) which is subordinate or junior in right of payment to the Notes.

         "Subsidiary" means any corporation, association, partnership or other business entity of which than more 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof at the time is owned or controlled, directly or indirectly, by:

         (1) the Company,

         (2) the Company and one or more Subsidiaries, or

         (3) one or more Subsidiaries.

         "Subsidiary Guarantees" means the guarantees of the Notes by the Subsidiary Guarantors.

         "Subsidiary Guarantors" means Sterling Canada, Inc., Sterling Chemicals Energy, Inc., Sterling Fibers, Inc., Sterling Chemicals
International, Inc., Sterling Pulp Chemicals, Inc. and Sterling Pulp Chemicals US, Inc., and any other entities that at any time guarantees the Company's obligations, with respect to the Notes.

         "Tangible Property" means all land, buildings, machinery and equipment and leasehold interests and improvements which would be reflected on a balance sheet of the Company prepared in accordance with GAAP, including:

         (1) all rights, contracts and other intangible assets of any nature whatsoever, and

         (2) all inventories and other current assets.

         "Temporary Cash Investments" means any of the following:

         (1) any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof,

         (2) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 270 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money market fund sponsored by a registered broker dealer or mutual fund distributor,

         (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above,

         (4) investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company or Holdings) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P,

         (5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's,

         (6) participations (for a tenor of not more than 90 days) in loans to Persons having short-term credit ratings of at least "A-1" and "P-1" by S&P and Moody's, respectively,

         (7) with respect to any Non-U.S. Subsidiary organized in Canada, commercial paper of Canadian companies rated R-1 High or the equivalent thereof by Dominion Bond Rating Services with maturities of less than one year, and

         (8) with respect to Non-U.S. Subsidiaries not organized in Canada, government obligations of another country whose debt securities are rated by S&P and/or Moody's "A-1" or "P-1", or the equivalent thereof (if a short-term debt rating is provided by either), or at least "AA" or "AA2", or the equivalent thereof (if a long-term unsecured debt rating is provided by either), in each case, with maturities of less than 12 months.

         "Texas City Facility" means the petrochemicals production facility that is located at Texas City, Texas and is a Principal Property.

         "TIA" means the Trust Indenture Act of 1939 (15
U.S.C. Section 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

         "Transfer of the Fibers Business" means any Joint Venture Contribution or any Sale of the Fibers Business or any combination thereof.

         "Trustee" means Harris Trust Company of New York, as trustee hereunder, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

         "Unrestricted Global Note" means a permanent Global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

         "Unrestricted Subsidiary" means:

         (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below, and

         (2) any Subsidiary of an Unrestricted Subsidiary.

         The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Debt of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either:

         (1) the Subsidiary to be so designated has total assets of $1,000 or less or

         (2) if such Subsidiary has assets of greater than $1,000, such designation would be permitted by Section 4.07 hereof,

and  provided, further, however, that:

         (1) no Subsidiary of the Company that is it Restricted Subsidiary on the Issue Date (other than a Restricted Subsidiary with total assets of $1,000 or less on the Issue Date) may be designated an Unrestricted Subsidiary, and

         (2) no Subsidiary holding, directly or indirectly, any assets (other than assets totaling $1,000 or less which constituted the only assets of a Restricted Subsidiary on the Issue Date) held by the Company or a Restricted Subsidiary on the Issue Date may be designated an Unrestricted Subsidiary.

         The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

         (1) if such Unrestricted Subsidiary at such time has Debt, the Company could Incur $1.00 of additional Debt under paragraph (a) of Section 4.09, and

         (2) no Default shall have occurred and be continuing.

         Any such designation by the Board of Directors shall be communicated by the Company to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

         Notwithstanding the foregoing, any entity formed or in which an Equity Interest is acquired as a result of a Transfer of the Fibers Business, and if the Capital Stock of the Fibers Subsidiaries is transferred in connection with such Transfer of the Fibers Business, each of the Fibers Subsidiaries, shall automatically be an Unrestricted Subsidiary without complying with the foregoing requirements; provided, however, that such Transfer of the Fibers Business is made in accordance with the terms of the provisions of Section 4.16, unless the Board of Directors substantially contemporaneously with such Transfer of the Fibers Business designates any such entity as a Restricted Subsidiary.

         As of the Issue Date, each of Sterling Chemicals Acquisitions, Inc., Sterling (Sask) Holdings Ltd., Sterling Pulp Chemicals (Sask) Ltd., 619220 Saskatchewan Ltd. and Sterling Pulp Chemicals Fuzhou Ltd. is an Unrestricted Subsidiary.

         "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

         "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

         "U.S. Subsidiary" means a Restricted Subsidiary that is incorporated in a jurisdiction in the United States, or a state thereof or the District of Columbia.

         "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

         "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company and/or another Wholly Owned Subsidiary; provided, however, that a Non-U.S. Subsidiary shall be a Wholly Owned Subsidiary if more than 90% of the Capital Stock and Voting Stock thereof is owned by the Company and/or another Wholly Owned Subsidiary.

         "Working Capital Revolver" means the senior secured revolving credit facility under the Credit Agreement pursuant to which the Company may borrow, repay and reborrow up to $85.0 million, secured by a first priority lien on all of the property and assets of the Company and the Subsidiary Guarantors except for real property, fixtures, related general intangibles and equipment and any Capital Stock owned by the Company or any Subsidiary Guarantor.

Section 1.02.     Other Definitions.

                                                                                                Defined in
        Term                                                                                     Section
        ----                                                                                     -------
        "Affiliate Transaction"............................................................        4.11
        "Asset Sale Offer" ................................................................        3.09
        "Authentication Order".............................................................        2.02

        "Change of Control Offer"..........................................................        4.14
        "Change of Control Payment"........................................................        4.14
        "Change of Control Payment Date"...................................................        4.14
        "Covenant Defeasance"..............................................................        8.03
        "Event of Default".................................................................        6.01


        "Legal Defeasance".................................................................        8.02
        "Make-Whole Amount"................................................................        4.15
        "Offer Amount".....................................................................        3.09
        "Offer Period".....................................................................        3.09
        "Paying Agent".....................................................................        2.03
        "Payment Default" .................................................................        6.01
        "Permitted Debt"...................................................................        4.09
        "Purchase Date"....................................................................        3.09
        "Registrar"........................................................................        2.03
        "Restricted Payments"..............................................................        4.07


Section 1.03.     Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Notes;

         "indenture security Holder" means a Holder of a Note;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee; and

         "obligor" on the Notes and the Subsidiary Guarantees means the Company and the Subsidiary Guarantors, respectively, and any successor obligor upon the Notes and the Subsidiary Guarantees, respectively.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.04.     Rules of Construction.

         Unless the context otherwise requires:

         (a) a term has the meaning assigned to it;

         (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (c) "or" is not exclusive;

         (d) words in the singular include the plural, and in the plural include the singular;

         (e) provisions apply to successive events and transactions; and

         (f) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time.


                                   ARTICLE 2
                                   THE NOTES

Section 2.01.     Form and Dating.

         (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

         The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

         (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

         (c) Euroclear and Cedel Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedelbank" and "Customer Handbook" of Cedelbank shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Cedelbank.

Section 2.02.     Execution and Authentication.

         Two Officers shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Notes and may be in facsimile form.

         If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

         A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee shall, upon a written order of the Company signed by two Officers (an "Authentication Order"), authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03.     Registrar and Paying Agent.

         The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

         The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

         The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04.     Paying Agent to Hold Money in Trust.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05.     Holder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

Section 2.06.     Transfer and Exchange.

         (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Depositary notifies the Company that it is unwilling or unable to continue to act as Depositary and a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or that the Depositary is no longer a clearing agency registered under the Exchange Act, (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee or (iii) there shall have occurred and be continuing a Default or an Event of Default with respect to the Notes. Upon the occurrence of any of the preceding events in

(i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee in accordance with its customary procedures. In addition, beneficial interests in a Global Note may be exchanged for Definitive Notes upon prior written notice given to the Trustee by or on behalf of the Depositary in accordance with this Indenture. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Except as otherwise provided in this Section 2.06(a), every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note and owners of interests in Global Notes will not have Notes registered in their names, will not receive physical delivery of Definitive Notes and will not be considered the registered owners or Holders thereof under this Indenture for any purpose. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in
Section 2.06(b), (c) or (f) hereof.

         (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

         (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interest in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

         (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and
         (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in
         (1) above. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this
         Section 2.06(b)(ii)
         shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

         (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                  (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                  (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                  (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.

         (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

                  (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule
         144) of the Company;

                  (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                           (1) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted

                  Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                           (2) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

         and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

         If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

         Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

         (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

         (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, subject to Section 2.06(a), upon receipt by the Registrar of the following documentation:

                  (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                  (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                  (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                  (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                  (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                  (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                  (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive
         Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

         (ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. Subject to Section 2.06(a), a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                  (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule
         144) of the Company;

                  (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                           (1) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item
                  (1)(b) thereof; or

                           (2) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

         and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

         (iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. Subject to Section 2.06(a), if any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

         (d) Transfer and Exchange of Definitive Notes for Beneficial
Interests.

         (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, subject to Section 2.06(a), upon receipt by the Registrar of the following documentation:

                  (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                  (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                  (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                  (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                  (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item
         (3) thereof, if applicable;

                  (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
         (3)(b) thereof; or

                  (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause
         (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

         (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                  (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                           (1) if the Holder of such Definitive Notes proposes
                  to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                           (2) if the Holder of such Definitive Notes proposes
                  to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

         and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

         Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

         (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

         If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B),
         (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

         (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

         (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                  (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                  (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                  (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

         (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive
         Note if:

                  (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                  (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                           (1) if the Holder of such Restricted Definitive
                  Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item
                  (1)(d) thereof; or

                           (2) if the Holder of such Restricted Definitive
                  Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

         and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

         (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

         (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

         (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

         (i) Private Placement Legend.

                  (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

"THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. ACCORDINGLY, THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "IAI")), (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE

FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING."

                  (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (d)(ii),
         (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

         (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

         (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

           (i)   General Provisions Relating to Transfers and Exchanges.

         (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

         (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.14, 4.15, 4.16 and 9.05 hereof).

         (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

         (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

         (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or
         (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date (as defined in paragraph 1 of the Notes).

         (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent, and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent, or the Company shall be affected by notice to the contrary.

         (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

         (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section
         2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07.     Replacement Notes.

         If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent, and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

         Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08.     Outstanding Notes.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

         If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

         If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09.     Treasury Notes.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.10.     Temporary Notes.

         Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

         Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11.     Cancellation.

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12.     Defaulted Interest.

         If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.


                                   ARTICLE 3
                           REDEMPTION AND PREPAYMENT

Section 3.01.     Notices to Trustee.

         If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.02.     Selection of Notes to Be Redeemed.

         If less than all of the Notes are to be redeemed, or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

         The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected for redemption shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03.     Notice of Redemption.

         Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

         The notice shall identify the Notes to be redeemed and shall state:

         (a) the redemption date;

         (b) the redemption price;

         (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

         (d) the name and address of the Paying Agent;

         (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

         (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

         (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04.     Effect of Notice of Redemption.

         Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional. Failure to give notice to a Holder of a Note or any defect in any notice shall not affect the validity of any notice to any other Holder of a Note.

Section 3.05.     Deposit of Redemption Price.

         At least one Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent (or if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

         If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06.     Notes Redeemed in Part.

         Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07.     Optional Redemption.

         (a) Except as set forth in clause (b) of this Section 3.07, the Company shall not have the option to redeem the Notes pursuant to this Section
3.07 prior to July 15, 2003. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on July 15 of the years indicated below:

        Year                                                                            Percentage
        ----                                                                            ----------
        2003...........................................................................  106.188%
        2004...........................................................................  103.094%
        2005 and thereafter............................................................  100.000%

         (b) Notwithstanding the provisions of clause (a) of this Section 3.07, at any time prior to July 15, 2002, the Company may on any one or more occasions redeem Notes with the net proceeds of one or more Public Equity Offerings at a redemption price equal to 112.375% of the aggregate principal amount thereof plus accrued and unpaid Liquidated Damages thereon, if any; provided that at least 65% in aggregate principal amount at maturity of the Notes originally issued remain outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries) and that such redemption occurs within 60 days of the date of the closing of such Public Equity Offering.

         (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

Section 3.08.     Mandatory Redemption.

         The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09.     Offer to Purchase by Application of Excess Proceeds.

         In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), it shall follow the procedures specified below.

         The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

         If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

         Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

         (a) that the Asset Sale Offer is being made pursuant to this Section
3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

         (b) the Offer Amount, the purchase price and the Purchase Date;

         (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

         (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

         (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

         (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

         (g) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

         (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

         (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

         On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

         Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.


                                   ARTICLE 4
                                   COVENANTS

Section 4.01.     Payment of Notes.

         The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for payment of and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

         The Company shall, to the extent lawful, pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the then applicable interest rate on the Notes; it shall, the extent lawful, pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate.

Section 4.02.     Maintenance of Office or Agency.

         The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

Section 4.03.     Reports.

         (a) Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company, for so long as it is permitted to do so, shall furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case, within the time periods specified in the Commission's rules and regulations. In addition, following consummation of the Exchange Offer, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA Section 314(a).

         (b) For so long as any Notes remain outstanding, the Company and the Subsidiary Guarantors shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04.     Compliance Certificate.

         (a) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and the Security Agreements, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the Security Agreements and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture or the Security Agreements (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

         (b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, within 30 days after the occurrence of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05.     Taxes.

         The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06.     Stay, Extension and Usury Laws.

         The Company and each of the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Subsidiary Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07.     Limitation on Restricted Payments.

         The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to:

         (1) declare or pay any dividend or make any other payment or distribution on or in respect of its or any of its Restricted Subsidiaries' Capital Stock (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any Restricted Subsidiary) or similar payment to the direct or indirect holders of its Capital Stock (except dividends or distributions payable solely in its Non-Convertible Capital Stock or in options, warrants or other rights to purchase its Non-Convertible Capital Stock and except dividends or distributions payable to the Company or a Restricted Subsidiary), other than pro rata dividends or other distributions made by a Restricted Subsidiary of the Company that is not a Wholly Owned Subsidiary to minority shareholders (or owners of an equivalent interest in the case of a Restricted Subsidiary that is an entity other than a corporation);

         (2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company, any direct or indirect parent of the Company or any Restricted Subsidiary (other than any such Capital Stock owned by the Company or any Wholly Owned Subsidiary);

         (3) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition); or

         (4) make any Investment in any Person (other than a Permitted Investment);

(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment") unless, at the time of and after giving effect to such Restricted Payment:

         (1) no Default shall have occurred and be continuing (or would result therefrom); and

         (2) the Company, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, would be permitted to Incur an additional $1.00 of Debt pursuant to clause (a) of Section 4.09; and

         (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date is less than the sum, without duplication, of:

         (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of the Company's most recent fiscal quarter for which financial statements are available at the time such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); provided, however, that if the Notes achieve an Investment Grade Rating during any fiscal quarter, the percentage for such fiscal quarter (and for any other fiscal quarter where, on the first day of such fiscal quarter, the Notes shall have an Investment Grade Rating) shall be 100% of Consolidated Net Income during such fiscal quarter; and provided, further, however, that if such Restricted Payment is to be made in reliance upon an additional amount permitted pursuant to the immediately preceding proviso, the Notes must have an Investment Grade Rating at the time such Restricted Payment is declared or, if not declared, made; plus

         (B) the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Redeemable Stock or Exchangeable Stock) subsequent to the Issue

         Date (other than an issuance or sale to a Subsidiary or an employee stock ownership plan or similar trust); plus

         (C) the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Redeemable Stock or Exchangeable Stock) to an employee stock ownership plan subsequent to the Issue Date; provided, however, that if such employee stock ownership plan issues any Debt, such aggregate amount shall be limited to an amount equal to any increase in the Consolidated Net Worth of the Company resulting from principal repayments made by such employee stock ownership plan with respect to Debt issued by it to finance the purchase of such Capital Stock; plus

         (D) the amount by which Debt of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary) subsequent to the Issue Date, of any Debt of the Company convertible or exchangeable for Capital Stock (other than Redeemable Stock or Exchangeable Stock) of the Company (less the amount of any cash, or other property, distributed by the Company upon such conversion or exchange); plus

         (E) an amount equal to the sum of:

                  (i) the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances or other transfers of assets, in each case to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries, and

                  (ii) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary; plus

         (F) to the extent not covered in clauses (A) through (E) above, the aggregate net cash proceeds received after the Issue Date by the Company as capital contributions (other than from any of its Restricted Subsidiaries); plus

         (G) $5.0 million; provided, however, that, to the extent used, such $5.0 million shall reduce the amount available for Investments pursuant to clause (10) of the definition of "Permitted Investments;" and provided, further, however, that the amounts available under this clause (G) and under clause (10) of the definition of "Permitted Investments" shall in no event exceed $10.0 million in the aggregate.

         So long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the provisions of the foregoing paragraph shall not prohibit:

         (1) any purchase or redemption of any Subordinated Obligations of the Company or any Subsidiary Guarantor or any Capital Stock of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Redeemable Stock or Exchangeable Stock of the Company and other than Capital Stock of the Company issued or sold to a Subsidiary or an employee stock ownership plan); provided, however, that:

         (A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments; and

         (B) the Net Cash Proceeds from such sale shall be excluded from clauses (3)(B) and (3)(C) of the preceding paragraph;

         (2) any purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Debt of the Company or a Subsidiary Guarantor which is permitted to be incurred pursuant to Section 4.09; provided, however, that such purchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

         (3) any purchase or redemption of Subordinated Obligations of the Company or any Subsidiary Guarantor from Net Available Cash to the extent permitted under Section 4.10 hereof; provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

         (4) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this provision; provided, however, that at the time of declaration of such dividend, no other Default shall have occurred and be continuing (or would result therefrom); and provided, further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

         (5) the declaration or payment of any dividend on shares of the Company's common stock so long as:

         (A) the Company would be permitted immediately after giving pro forma effect to such declaration or payment to Incur an additional $1.00 of Debt pursuant to clause (a) of Section 4.09;

         (B) such declaration or payment is made immediately prior to a date on which cash interest is required to be paid on the Discount Notes; and

         (C) the full amount of such payment is applied by Holdings on such date as payment of such cash interest on the Discount Notes; provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

         (6) payments to the ESOP on behalf of the employees of Holdings or its Subsidiaries; provided, however, that all such payments by the Company and its Subsidiaries may not exceed, during any fiscal year, 10% of the aggregate compensation expense during such fiscal year attributable to employees of Holdings and its Subsidiaries who are eligible to participate in the ESOP; provided, however, that such amount shall be excluded in the calculation of the amount of Restricted Payments;

         (7) a payment to Holdings to pay its operating and administrative expenses including, without limitation, directors fees, legal and audit expenses, Commission compliance expenses and corporate franchise and other taxes, in an amount not to exceed the greater of $2.0 million per fiscal year and 0.2% of revenues of the Company for the preceding fiscal year; provided, however, that such amount shall be excluded in the calculation of the amount of Restricted Payments;

         (8) a payment by the Company to Holdings or to the ESOP or directly by the Company, to be used to repurchase shares of the common stock of Holdings distributed to participants and beneficiaries of the ESOP as required by and in accordance with the ESOP as in effect on the Issue Date and Section 409(h)(l)(B) of the Code and the regulations thereunder; provided, however, that such amount shall be excluded in the calculation of the amount of Restricted Payments;

         (9) a payment by the Company to Holdings or the ESOP, or directly by the Company, to be used to repurchase, redeem, acquire or retire for value any Capital Stock of Holdings pursuant to any stockholder's agreement, management equity subscription plan or agreement, stock option plan or agreement or employee benefit plan in effect as of the Issue Date or such employee plan or agreement or employee benefit plan as may be adopted by the Company or Holdings from time to time; provided, however, that the aggregate price paid for all Capital Stock repurchased, redeemed, acquired or retired by the Company or on behalf of Holdings or the Company shall not exceed $5.0 million in any fiscal year; and provided, further, however, that such amount, to the extent related to the ESOP, shall be excluded in the calculation of Restricted Payments;

         (10) a payment to Holdings pursuant to the tax sharing agreement as the same may be amended from time to time in a manner not materially adverse to the Company; provided, however, that such amount shall be excluded in the calculation of the amount of Restricted Payments;

         (11) a payment to Holdings to permit Holdings to comply with the terms of the indenture relating to the Discount Notes relating to the application of proceeds from an Asset Disposition (relating to the sale or disposition of property by the Company) as defined in the indenture relating to the Discount Notes; provided, however, that such amount shall be excluded in the calculation of the amount of Restricted Payments;

         (12) an investment made or received in connection with a Transfer of the Fibers Business; provided, however, that such amount shall be excluded in the calculation of Restricted Payments; and

         (13) a loan to the ESOP; provided, however, that:

         (A) the aggregate amount of any such loan does not exceed 5% of the cash received subsequent to the Issue Date by the Company or any Restricted Subsidiary as capital contributions from the proceeds of a substantially contemporaneous issue or sale of any Capital Stock of Holdings made in connection with or to provide part of the consideration for a direct or indirect acquisition by the Company or any Restricted Subsidiary of all or substantially all of the Capital Stock or assets of a Person that is not an Affiliate of the Company or any business or division of a Person that is not an Affiliate of the Company;

         (B) in the case of an acquisition of Capital Stock, immediately after giving effect to such acquisition, the Person whose Capital Stock is acquired is a Restricted Subsidiary and, in the case of an asset acquisition, such assets are acquired by the Company or any Restricted Subsidiary; and

         (C) any individuals that become employees of the Company or such Restricted Subsidiary in connection with such acquisition, to the extent eligible, are permitted to participate in the ESOP;

         provided, however, that the amount of any such loan shall be included in the calculation of the amount of Restricted Payments.

Section 4.08. Limitation on Restrictions on Distributions from Restricted Subsidiaries.

         The Company shall not, and shall not permit any Restricted Subsidiary to, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

         (1) pay dividends or make any other distributions on its Capital Stock or pay any Debt or other obligation owed to the Company;

         (2) make any loans or advances to the Company; or

         (3) transfer any of its property or assets to the Company;

except:

         (A) any encumbrance or restriction pursuant to the Credit Agreement or any other agreement in effect on the Issue Date or pursuant to the issuance of the Notes;

         (B) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Debt Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

         (C) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Debt Incurred pursuant to an agreement referred to in clause
(A) or (B) above or contained in any amendment to an agreement referred to in clause (A) or (B) above; provided, however, that the encumbrances and restrictions contained in any such Refinancing agreement or amendment are no less favorable to the Holders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such agreements,

         (D) any such encumbrance or restriction consisting of customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or other customary non-assignment provisions in contracts (other than contracts that constitute
Debt) entered into the ordinary course of business to the extent such provisions restrict the transfer of the assets subject to such contracts;

         (E) in the case of clause (3) above, restrictions contained in security agreements or mortgages securing Debt of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages;

         (F) encumbrances or restrictions imposed by operation of applicable law; and

         (G) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition.

Section 4.09.     Limitation on Debt.

         (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur any Debt unless the Consolidated EBITDA Coverage Ratio at the date of such Incurrence exceeds 2.0 to 1.0.

         (b) The preceding sentence shall not prohibit the Incurrence of any of the following Debt (collectively, "Permitted Debt"):

         (1) Debt Incurred by the Company and any Restricted Subsidiary pursuant to the Credit Agreement or any other revolving credit facility which, when taken together with all letters of credit and the principal amount of all other outstanding Debt Incurred under this clause (1), does not exceed the greater of $100 million and the sum of:

                  (A) 65% of the gross book value of the inventory of the Company and its Restricted Subsidiaries; and

                  (B) 85% of the gross book value of the accounts receivable of the Company and its Restricted Subsidiaries;

         (2) Debt of the Company owed to and held by a Wholly Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock that results in such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any transfer of such Debt (other than to a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the issuance of such Debt by the Company;

         (3) Debt of a Restricted Subsidiary incurred and outstanding on or prior to the date on which such Restricted Subsidiary:

                  (A) became a Restricted Subsidiary; or

                  (B) was acquired by the Company (other than Debt issued in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company);

         (4) the incurrence by the Company and the Subsidiary Guarantors of Debt represented by the Notes and the related Subsidiary Guarantees to be issued on the date of the this Indenture and the Exchange Notes and the related Subsidiary Guarantees to be issued pursuant to the Registration Rights Agreement;

         (5) Debt outstanding on the Issue Date (other than Debt described in clause (1), (2), (3) or (4);

         (6) Refinancing Debt in respect of Debt Incurred pursuant to paragraph
         (a), or pursuant to clause (4) or (5) or this clause (6);

         (7) Hedging Obligations; provided, however, that with respect to Interest Rate Agreements and Currency Agreements (if such Currency Agreements relate to Debt), only to the extent directly related to Debt permitted to be incurred by the Company pursuant to this Indenture; and

         (8) Debt in an aggregate principal amount which, together with all other Debt of the Company and the Restricted Subsidiaries then outstanding (other than Debt permitted by clauses (1) through (7) of this paragraph) does not exceed $5.0 million.

For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (8) above, or is entitled to be Incurred, in whole or in part, pursuant to the first paragraph of this Section 4.09, the Company shall be permitted to classify such item of Debt on the date of its incurrence in any manner that complies with this
Section 4.09.

         (c) Notwithstanding paragraphs (a) and (b), the Company and its Restricted Subsidiaries shall not Incur any Debt if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations unless such Debt will be subordinated to the Notes.

Section 4.10.     Asset Sales.

                 The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition, which term does not include a Sale of a Principal Property or a Transfer of the Fibers Business unless:

         (1) the Company or the Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Board of Directors (including as to the value of all noncash consideration), of the shares and assets subject to such Asset Disposition and at least 85% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents; and

         (2) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be):

                  (A) first, to the extent the Company elects (or is required by the terms of any Senior Debt), to prepay, repay or purchase Senior Debt or Senior Debt (other than any Redeemable Stock) of a Wholly Owned Subsidiary (in each ease other than Debt owed to the Company or an Affiliate of the Company or Holdings) within 180 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

                  (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), at the Company's election to the investment by the Company, any Wholly Owned Subsidiary or the Restricted Subsidiary making such Asset Disposition in assets to replace the assets that were the subject of such Asset

         Disposition or an asset that (as determined by the Board of Directors) will be used in the business of the Company, any Wholly Owned Subsidiary or the Restricted Subsidiary making such Asset Disposition existing on the date of original issuance of the Notes or in businesses reasonably related thereto, in each case within the later of one year from the date of such Asset Disposition or the receipt of such Net Available Cash;

                  (C) third, to the extent of the balance of such Net Available Cash after application and in accordance with clauses (A) and (B), to make an offer to purchase Notes (and any other Senior Debt of the Company designated by the Company) pursuant to and subject to the conditions contained in this Indenture; and

                  (D) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C) to:

                           (x) the acquisition by the Company, any Wholly Owned
                  Subsidiary or the Restricted Subsidiary making such Asset Disposition of Tangible Property, or

                           (y) the prepayment, repayment or purchase of Debt
                  (other than any Redeemable Stock) of the Company or Debt of any Restricted Subsidiary (in either case other than Debt owed to the Company or an Affiliate of the Company), in each case within one year from the later of the receipt of such Net Available Cash and the date the offer described in clause
                  (C) above is consummated;

provided, however, that in connection with any prepayment, repayment or purchase of Debt pursuant to clause (A), (C) or (D) above, the Company shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

         Notwithstanding the foregoing provisions of this paragraph, the Company and its Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this paragraph except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this paragraph exceeds $20.0 million. Pending application of Net Available Cash pursuant to this paragraph, such Net Available Cash shall be invested in Temporary Cash Investments.

         For the purposes of this Section 4.10, the following are deemed to be "cash equivalents":

         (1) the express assumption of Debt of the Company or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Debt; and

         (2) securities received by the Company or any Restricted Subsidiary that are converted by the Company or such Restricted Subsidiary into cash within 90 days of the receipt of such securities.

The 85% limitation referred to in the previous paragraph shall not apply to any Asset Disposition in which the cash portion of the consideration received therefor, determined in accordance with the previous sentence, is equal to or greater than what the after tax proceeds would have been had such Asset Disposition complied with such 85% limitation.

         In the event of an Asset Disposition that requires the purchase of the Notes (and other Senior Debt) pursuant to clause (2)(C) above, the Company will be required to purchase Notes tendered pursuant to an offer by the Company for the Notes (and other Senior Debt) at a purchase price of 100% of their principal amount (without premium) plus accrued but unpaid interest and Liquidated Damages, if any (or, in respect of such other Senior Debt, such lesser price, if any, as may be provided for by the terms of such Senior Debt), in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. If the aggregate purchase price of Notes (and any other Senior
Debt) tendered pursuant to such offer is less than the Net Available Cash allotted to the purchase thereof, the Company will be required to apply the remaining Net Available Cash in accordance with clause (2)(D) above. The Company shall not be required to make such an offer to purchase Notes (and other Senior Debt) pursuant to this Section 4.10 if the Net Available Cash available therefor is less than $10.0 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to any subsequent Asset Disposition).

         To the extent that any or all of the Net Available Cash of any Foreign Asset Sale is prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Available Cash so affected shall not be required to be applied at the time provided above, but may be retained by the applicable Restricted Subsidiary (and invested in accordance with the last sentence of the first paragraph of this Section 4.10) so long, but only so long, as the applicable local law will not permit repatriation to the United States. The Company will agree to cause the applicable Restricted Subsidiary to promptly take all actions required by the applicable local law to permit such repatriation. Once such repatriation of any of such affected Net Available Cash is permitted under the applicable local law, such repatriation shall be immediately effected and such repatriated Net Available Cash will be applied in the manner as described in this Section 4.10.

         The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this
Section 4.10. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.10, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this clause by virtue of such conflict and compliance.

Section 4.11.     Limitation on Transactions with Affiliates.

         The Company shall not, and shall not permit any Restricted Subsidiary to, conduct any business or enter into any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Holdings or the Company (an "Affiliate Transaction") unless:

         (1) the terms of such Affiliate Transaction are:

         (A) set forth in writing; and

         (B) as favorable to the Company or such Restricted Subsidiary as terms that would be obtainable at the time for a comparable transaction or series of related transactions in arm's length dealings with an unrelated third Person;

         (2) if such Affiliate Transaction involves an amount in excess of $2.5 million, the disinterested members of the Board of Directors have, by resolution, determined in good faith that such Affiliate Transaction meets the criteria set forth in (1)(B) above; and

         (3) if such Affiliate Transaction involves an amount in excess of $7.5 million, such Affiliate Transaction is determined by an Independent Financial Advisor to be fair from a financial standpoint to the Company or its Restricted Subsidiary, as the case may be.

         The foregoing requirements shall not be applicable to:

         (1) contracts with Koch Capital Services, Inc. or its affiliates in the ordinary course of business on terms as favorable to the Company or the relevant Restricted Subsidiary as would be obtainable at the time for a comparable transaction in arm's length dealings with an unrelated third Person;

         (2) any purchase or supply contracts in the ordinary course of business on terms as favorable to the Company or the relevant Restricted Subsidiary as would be obtainable at the time for a comparable transaction in arm's length dealings with an unrelated third Person; provided, however, that the Board of Directors shall, not later than the 60th day after the end of each six-month period following the Issue Date, have reviewed such contracts and determined that such contracts meet the criteria set forth in this clause (2);

         (3) any Restricted Payment permitted to be paid and any Permitted Investment not prohibited pursuant to Section 4.07;

         (4) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors or the board of directors of the relevant Restricted Subsidiary;

         (5) loans or advances to employees in the ordinary course of business, but in any event not to exceed $2.0 million in the aggregate outstanding at any one time;

         (6) the payment of reasonable and customary fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries;

         (7) any transaction between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries; and

         (8) indemnification payments to directors and officers of the Company in accordance with applicable state laws.

Section 4.12.     Liens.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist or become effective any Lien upon any of its other property or assets, now owned or hereafter acquired, other than Permitted Liens.

Section 4.13.     Corporate Existence.

         Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (1) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted

Subsidiary and (2) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.14.     Offer to Repurchase Upon Change of Control.

         (a) Upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest and Liquidated Damages, if any, due on the relevant interest payment date) (the "Change of Control Payment").

         Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating:

         (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount of Notes repurchased plus accrued and unpaid interest (if any) to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); (2) the material circumstances and facts regarding such Change of Control (including, without limitation, information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control); (3) the repurchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (4) that any Note not tendered will continue to accrue interest; (5) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (6) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (7) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and (8) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

         (b) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so tendered payment in an amount equal to the purchase price for the Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered by such Holder, if any; provided, that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this
Section 4.14. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.14, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.14 by virtue of such conflict and compliance.

Section  4.15     Sale of Principal Properties.

         The Company shall not, and shall not permit any Restricted Subsidiary (including each Principal Property Subsidiary) to, directly or indirectly, consummate a sale, lease, transfer or other disposition (or series of related sales, leases, transfers or other dispositions) of any Principal Property or the Capital Stock of any Principal Property Subsidiary or any material part thereof (each, a "Sale of a Principal Property"), except in compliance with the following provisions:

         (1) Upon the Sale of a Principal Property, the Company must apply an amount equal to any Net Available Cash or Net Cash Proceeds, as applicable, from such transaction remaining after complying with its obligations under the Fixed Assets Revolver to offer to purchase outstanding Notes at a repurchase price equal to the Make Whole Amount, according to the procedures set forth in
Section 4.14. "Make Whole Amount" means an amount equal to, as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal of the Notes and the scheduled payment of interest thereon to originally scheduled maturity, discounted to the repurchase date (assuming a 360-day year consisting of twelve 30-day months) at the Special Adjusted Treasury Rate, plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the repurchase date. If the aggregate principal amount of Notes tendered into such offer to repurchase exceeds the amount of any Net Available Cash or Net Cash Proceeds, as applicable, from such transaction remaining after complying with applicable obligations under the Fixed Assets Revolver, the Trustee shall select the Notes to be repurchased on a pro rata basis based upon the principal amount of Notes tendered.

         (2) With respect to the Texas City Facility, prior to consummating such transaction, the Company must deliver to the Trustee a certificate from a nationally recognized firm of independent accountants that expresses their opinion that the Net Available Cash or Net Cash Proceeds, as applicable, from such transaction will be sufficient at the proposed repurchase date (a) to pay all obligations, including principal, interest, premium, if any, and other charges, under the Fixed Assets Revolver and (b) to purchase all of the Notes at the Make Whole Amount plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the repurchase date.

         (3) With respect to the Sale of a Principal Property other than the Texas City Facility, prior to consummating such transaction, the Company must either (a) deliver to the Trustee a certificate from a nationally recognized firm of independent accountants that expresses their opinion that the Net Available Cash or Net Cash Proceeds, as applicable, from such proposed transaction, will be sufficient at the proposed repurchase date (1) to pay all obligations, including principal, interest, premium, if any, and





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

other charges under the Fixed Assets Revolver and (2) to purchase all of the outstanding Notes at the Make Whole Amount plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the repurchase date; or (b) if such certificate is not delivered:

                  (1) the consideration the Company or its Restricted Subsidiary receives in such Sale of a Principal Property must consist solely of cash; and

                  (2) the Company must deliver an opinion to the Trustee, in form and substance reasonably satisfactory to the Trustee, as to the fairness of the transaction to the Company from a financial point of view issued by an Independent Financial Advisor.

         (4) The Company or its Restricted Subsidiaries may sell, transfer or dispose of any part of a Principal Property which is worn out or obsolete or no longer used or useful in the business of the Company and its Subsidiaries, provided, such sale, transfer or other disposition is consistent with past practice, and does not significantly reduce the value or usefulness of any Principal Property.

         (5) With respect to any Sale of a Principal Property, subject to the prior rights, if any, of the lenders under the Fixed Assets Revolver, an amount equal to any Net Available Cash or Net Cash Proceeds, as applicable, from such Sale of a Principal Property shall, concurrently with the closing of such sale, be deposited with the Trustee, who will hold such amount pending its application to satisfy obligations and the purchase of the Notes. To the extent that funds remain after repayment of all obligations in connection with the Fixed Assets Revolver and the purchase of the Notes, such excess amounts and any interest thereon shall be returned to the Company. Pending such application of such amounts or return of excess amounts to the Company, the Trustee shall invest such amounts at the Company's direction in Temporary Cash Investments, provided that the maturity of those investments is prior to the repurchase date of the Notes.

Section  4.16     Transfer of the Fibers Business.

         (a) Notwithstanding anything contained in this Indenture to the contrary, the Company and the Fibers Subsidiaries shall be entitled at any time, in a single transaction or series of related transactions, to make a Transfer of the Fibers Business if each of the following conditions is satisfied:

         (1) no Default or Event of Default shall have occurred and be continuing;

         (2) the Transfer of the Fibers Business shall be in the best interests of the Company and the consideration received by the Company and its Restricted Subsidiaries from such Transfer of the Fibers Business shall be at least equal to the fair market value of such transaction, in each case, as determined by written resolution adopted in good faith by the Board of Directors;

         (3) if less than 85% of the consideration received in a Transfer of the Fibers Business is in the form of cash or cash equivalents, the Company must deliver an opinion to the Trustee, in form and substance reasonably satisfactory to the Trustee, as to the fairness of the transaction to the Company from a financial point of view, issued by an Independent Financial Advisor;

         (4) in the case of any Joint Venture Contribution, immediately after giving effect to such transaction, the Company will be the beneficial owner of 60% or less of the Equity Interests of the entity to which such Joint Venture Contribution is made;

         (5) in the case of any Sale of the Fibers Business, the transferee in such Transfer of the Fibers Business shall be a Person other than an Affiliate of the Company;

         (6) the Company (or, if applicable, the Fibers Subsidiaries) shall legally and effectively grant the Trustee a second priority security interest in any noncash proceeds received by the Company (or the Fibers Subsidiaries) in such Transfer of the Fibers Business, including any Equity Interest, as additional security for the repayment of the Notes and deliver an Opinion of Counsel as to the validity of the creation and the perfection of such security interest in form and substance satisfactory to the Trustee; and

         (7) all Net Available Cash received in such Transfer of the Fibers Business shall be applied as provided in paragraph (b) below.

         For the purposes of this Section 4.16, the following are deemed to be "cash equivalents":

         (1) the express assumption of Debt of the Company or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Debt; and

         (2) securities received by the Company or any Restricted Subsidiary that are converted by the Company or such Restricted Subsidiary into cash within 90 days of the receipt of such securities.

         (b) Upon the receipt by the Company or any of its Subsidiaries of any Net Available Cash or Net Cash Proceeds, as applicable, in connection with a Transfer of the Fibers Business, the Company shall apply or cause to be applied 100% of such Net Available Cash or Net Cash Proceeds:

         (i) first, to the extent that the Company elects, to prepay or repay Debt under the Fixed Assets Revolver within 180 days after the later of the consummation of the Transfer of the Fibers Business or the receipt of such Net Available Cash or Net Cash Proceeds; provided, however, that the Company causes the related loan commitment, if any, to be permanently reduced in an amount equal to the principal amount so prepaid or repaid;

         (ii) second, to the extent that the Company elects, to the investment by the Company or any Restricted Subsidiary in Tangible Property that (as determined by the Board of Directors of the Company) will be used or useful in the business of the Company or any of its Restricted Subsidiaries as conducted on the Issue Date or in a business reasonably related thereto, in each case, within one year from the later of the consummation of such Transfer of the Fibers Business or the receipt of such Net Available Cash or Net Cash Proceeds; provided, however, that the Company or such Restricted Subsidiary legally and effectively grants the Trustee a second priority security interest in such assets (or the Trustee otherwise has a second priority security interest in such assets) as additional security for the repayment of the Notes and delivers to the Trustee an Opinion of Counsel as to the validity of the creation and perfection of such security interest in form and substance reasonably satisfactory to the Trustee; and

         (iii) third, to the extent that at least $10.0 million in Net Available Cash or Net Cash Proceeds remains after giving effect to clauses (i) and (ii) above, to offer to purchase the Notes at a purchase price equal to 100% of the principal amount thereof (without premium), plus accrued and unpaid interest, according to the procedures set forth in Section 4.14 hereof.

To the extent that any Net Available Cash or Net Cash Proceeds remains after giving effect to clauses (i), (ii) and (iii) above, such Net Available Cash or Net Cash Proceeds shall cease to be subject to this Section 4.16 and the Company shall be entitled to retain such Net Available Cash or Net Cash Proceeds and use it for general corporate purposes.

         (c) Upon any Transfer of the Fibers Business, (i) any security interest in the assets of the Fibers Subsidiaries securing the repayment of the Notes or the performance of the Company under this Indenture shall automatically cease and terminate and (ii) if more than 50% of the Capital Stock of the Fibers Subsidiaries is transferred by the Company in connection with such Transfer of the Fibers Business, any security interest in such Capital Stock and the Subsidiary Guarantees made by the Fibers Subsidiaries shall immediately cease and terminate. Upon the receipt of written notice from the Company of a proposed Transfer of the Fibers Business, the Trustee shall be authorized and directed to execute and deliver to the Company, concurrently with the closing of such Transfer of the Fibers Business, at the Company's expense, such documents as the Company shall reasonably request to evidence such release of liens and, if applicable, the termination of the Subsidiary Guarantees made by the Fibers Subsidiaries.

         (d) Unless a Default or an Event of Default shall have occurred and be continuing, the Company (or, if applicable, the Fibers Subsidiaries) shall be entitled to (i) receive cash interest payments on any deferred payment of principal under any promissory note, installment receivable or other arrangement received in connection with any Transfer of the Fibers Business and use such payments for general corporate purposes, (ii) receive and use all distributions in respect of any Equity Interest for general corporate purposes,
(iii) vote any Equity Interest and (iv) give consents, approvals, waivers and ratifications in respect of any Equity Interest; provided, however, that (A) the Company shall legally and effectively grant the Trustee a second priority security interest in any distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Equity Interest as additional security for the Notes and deliver to the Trustee an Opinion of Counsel as to the validity of the creation and perfection of such security interest in form and substance satisfactory to the Trustee, (B) no vote shall be cast or consent, approval, waiver or ratification given or action taken which would have a material adverse effect on the value of any Equity Interest or be inconsistent with or violate the provisions of this Indenture and (C) the Company shall apply the proceeds of any distribution received as a Return of Capital as provided in paragraph (b) above.

         (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Securities Act of 1934, as amended, and any other securities laws or regulations in connection with the repurchase of any Notes pursuant to this Section 4.16. To the extent that the provisions of any securities laws or regulations conflict with any of the provisions of this
Section 4.16, the Company shall comply with all applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.16 by virtue of such conflict and compliance.

Section 4.17 Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries.

         The Company shall not sell or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock except:

         (1) to the Company or a Wholly Owned Subsidiary;

         (2) in connection with a Transfer of the Fibers Business;

         (3) if, immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary remains a Restricted Subsidiary; or

         (4) if all shares of Capital Stock of such Restricted Subsidiary are sold or otherwise disposed of; provided, however, that in connection with any sale pursuant to this clause (4), the Company may retain no more than 10% of the outstanding Capital Stock of the Restricted Subsidiary being sold as a portion of the purchase price in connection with such sale. In connection with any such sale or disposition of Capital Stock, the Company or any such Restricted Subsidiary shall comply with the provisions of Section 4.10 or 4.14, as applicable.

Section 4.18      No Amendment of Subordination Provisions.

         Without the consent of each Holder of the Notes outstanding, the Company will not amend, modify or alter the indentures relating to the Existing Subordinated Notes in any way that will (i) increase the rate of or change the time for payment of interest on any of the Existing Subordinated Notes, (ii) increase the principal of, advance the final maturity date of or shorten the Average Life of any of the Existing Subordinated Notes, (iii) alter the redemption provisions or the price or terms at which the Company is required to offer to purchase any of the Existing Subordinated Notes in any manner adverse to the Holders or (iv) amend the provisions of the indentures relating to the Existing Subordinated Notes which relate to subordination in any manner adverse to the Holders.

Section 4.19      Additional Note Guarantees.

         If the Company or any of its Restricted Subsidiaries shall acquire or create another Subsidiary after the date of this Indenture, or designate an Unrestricted Subsidiary as a Restricted Subsidiary, then such newly acquired or created or designated Subsidiary shall execute a supplemental indenture pursuant to which such Subsidiary shall become a party to and be bound by the terms of this Indenture, including Article 11 hereof, and deliver an Opinion of Counsel, in accordance with the terms of this Indenture, provided, however, that no such acquired or created Subsidiary (i) that is organized outside of the United States and its territories or (ii) is an Unrestricted Subsidiary that has properly been designated as such in accordance with this Indenture shall be required to execute any such supplemental indenture.


                                   ARTICLE 5
                                   SUCCESSORS

Section 5.01.     Merger, Consolidation or Sale of Assets.

         The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of related transactions, all or substantially all its assets to, any Person unless:

         (1) the resulting, surviving or transferee Person (the "Successor Company") is a Person organized and existing under the laws of the United States or any State thereof or the District of Columbia and the Successor Company (if not the Company) expressly assumes by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under this Indenture and the Notes;

         (2) immediately after giving effect to such transaction (and treating any Debt which becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by such Person at the time of such transaction), no Default shall have occurred and be continuing;

         (3) immediately after giving effect to such transaction the Successor Company would be able to Incur an additional $1.00 of Debt pursuant to paragraph (a) of Section 4.09;

         (4) immediately after giving effect to such transaction, the Successor Company has Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction minus any costs incurred in connection with the transaction; and

         (5) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

Section 5.02.     Successor Corporation Substituted.

         Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, lease, conveyance or other disposition the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Person shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.01 hereof.


                                   ARTICLE 6
                             DEFAULTS AND REMEDIES

Section 6.01.     Events of Default.

         An "Event of Default" means:

         (1) a default in any payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

         (2) a default in the payment of the principal of any Note when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration, upon required repurchase or otherwise;

         (3) the failure by the Company to comply with its obligations pursuant to Section 5.01 hereof;

         (4) the failure by the Company to observe or perform any of its obligations under Sections 4.10, 4.14 or 4.15 (in each case, other than a failure to purchase Notes), or under Sections 4.03, 4.07, 4.08, 4.09 or 4.11, of this Indenture for 30 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class;

         (5) the failure by the Company to observe or perform any other covenant, representation, warranty or other agreement in this Indenture or the Notes for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class;

         (6) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Debt for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries) whether such Debt or Guarantee now exists, or is created after the date hereof, which default:

         (a) is caused by failure to pay principal of or premium, if any, or interest on such Debt prior to the expiration of the grace period provided in such Debt on the date of such default ("Payment Default"); or

         (b) results in the acceleration of such Debt prior to its express maturity; and, in each case, the principal amount of any such Debt, together with the principal amount of any other such Debt under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

         (7) any final non-appealable judgment or decree not covered by insurance or as to which the insurance carrier has denied responsibility for the payment of money in excess of $10.0 million is rendered against the Company or any Significant Subsidiary and is not discharged and there is a period of 60 days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed;

         (8) The Company or any of its Significant Subsidiaries, pursuant to or within the meaning of Bankruptcy Law:

         (i) commences a voluntary case,

         (ii) consents to the entry of an order for relief against it in an involuntary case,

         (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

         (iv) makes a general assignment for the benefit of its creditors, or

         (v) generally is not paying its debts as they become due; or

         (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

         (i) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case;

         (ii) appoints a custodian of the Company or any of its Significant Subsidiaries for all or substantially all of the property of the Company or any of its Significant Subsidiaries; or

         (iii) orders the liquidation of the Company or any of its Significant Subsidiaries;

and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02.     Acceleration.

         If any Event of Default (other than an Event of Default specified in clause (8) or (9) of Section 6.01 hereof with respect to the Company, or any of its Significant Subsidiary occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the principal of and accrued but unpaid interest on the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable. If an Event of Default specified in clause (8) or (9) of Section 6.01 hereof occurs with respect to the Company any of its Significant Subsidiaries, the principal of and accrued but unpaid interest on all the Notes shall ipso facto become and be immediately due and payable immediately without any declaration or other act on the part of the Trustee or any Holders of the Notes. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

Section 6.03.     Other Remedies.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04.     Waiver of Past Defaults.

         Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this





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

Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.     Control by Majority.

         Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or if, subject to Section 7.01, the Trustee reasonably determines that such action, if taken, would be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06.     Limitation on Suits.

         A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

         (1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

         (2) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

         (3) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

         (4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

         (5) Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.

         A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07.     Rights of Holders of Notes to Receive Payment.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien granted under the Security Agreements upon any property subject to such Lien.

Section 6.08.     Collection Suit by Trustee.

         If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.     Trustee May File Proofs of Claim.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.     Priorities.

         If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

         First: to the Trustee, its agents and attorneys for amounts due under
         Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

         Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any, and interest, respectively; and

         Third: to the Company or to such party as a court of competent jurisdiction shall direct.





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

         The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11.     Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.


                                   ARTICLE 7
                                    TRUSTEE

Section 7.01.     Duties of Trustee.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b) Except during the continuance of an Event of Default:

         (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

         (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, its own willful misconduct, except that:

         (i) this paragraph does not limit the effect of paragraph (b) of this Section;

         (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

         (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.





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

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02.     Rights of Trustee.

         (a) The Trustee may conclusively rely upon any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within the rights or powers conferred upon it by this Indenture.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

Section 7.03.     Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections
7.10 and 7.11 hereof.





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
Section 7.04.     Trustee's Disclaimer.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05.     Notice of Defaults.

         If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06.     Reports by Trustee to Holders of the Notes.

         Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

         A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07.     Compensation and Indemnity.

         The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a Trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder except, solely as it pertains to such claim, to the extent that the Company may be materially prejudiced by such failure. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

         To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(8) or (9) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

Section 7.08 Replacement of Trustee.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

         The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Company in writing. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

         (a) the Trustee fails to comply with Section 7.10 hereof;

         (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (c) a custodian or public officer takes charge of the Trustee or its property; or

         (d) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09.     Successor Trustee by Merger, etc.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.     Eligibility; Disqualification.

         There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has, or is a direct or indirect subsidiary Wholly-Owned Subsidiary of a bank holding company that has, a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

Section 7.11.     Preferential Collection of Claims Against Company.

         The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


                                   ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.     Option to Effect Legal Defeasance or Covenant Defeasance.

         The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.





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Section 8.02.     Legal Defeasance and Discharge.

           Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Debt represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in
Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03.     Covenant Defeasance.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the provisions of Sections 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17 and 4.18 hereof and clause (3) and (4)
of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such Sections, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(7) hereof or Sections 6.01(8) or 6.01(9) (with respect only to Significant Subsidiary) shall not constitute Events of Default.

Section 8.04.     Conditions to Legal or Covenant Defeasance.

         The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Notes:

         In order to exercise either Legal Defeasance or Covenant Defeasance:

         (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

         (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

         (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

         (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Debt all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article Eight concurrently with such incurrence) or insofar as Sections 6.01(8) or 6.01(9) hereof is concerned and pertains to the Company, at any time in the period ending on the 91st day after the date of deposit;

         (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

         (f) the Company shall have delivered to the Trustee an Opinion of Counsel (which may be subject to customary exceptions) to the effect that on the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law;

         (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

         (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.





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

Section 8.05. Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

         Subject to Section 8.06 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

         Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06.     Repayment to Company.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as Trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07.     Reinstatement.

         If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of,







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

premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                   ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.     Without Consent of Holders of Notes.

         Notwithstanding Section 9.02 of this Indenture, the Company, the Subsidiary Guarantors and the Trustee (or the Collateral Agent or other representative of the Holders under any Security Agreement) may amend or supplement this Indenture, the Notes (including any notation or endorsement thereon) or any of the Security Agreements without the consent of any Holder of a Note:

         (1) to cure any ambiguity, omission, defect or inconsistency;

         (2) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

         (3) to provide for the assumption of the Company's or a Subsidiary Guarantor's obligations to the Holders of the Notes by a successor to the Company or a Subsidiary Guarantor pursuant to Article 5 or Article 11 hereof;

         (4) to add to the covenants of the Company and its Subsidiaries hereunder for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company;

         (5) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note;

         (6) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; or

         (7) to allow any Subsidiary Guarantor to execute a supplemental indenture with respect to the Notes.

         Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture or Security Agreement, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of any amended or supplemental indenture or Security Agreement authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture or Security Agreement that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02.     With Consent of Holders of Notes.

         Except as provided below in this Section 9.02, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture (including Section 3.09, 4.10, 4.14, 4.15 and 4.16 hereof), the Notes or any of the Security Agreements with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes, any Security Agreement or the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

         Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture or Security Agreement, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental indenture or Security Agreement unless such amended or supplemental indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture or Security Agreement.

         It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section or Section
9.01 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or Security Agreement or waiver. Subject to Sections
6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture, the Notes or any of the Security Agreements. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

         (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

         (b) reduce the rate of or extend the time for payment of interest, including default interest, on any Note;

         (c) reduce the principal of or extend the Stated Maturity of any Note;

         (d) alter or waive any of the provisions with respect to the redemption of the Notes except as provided above with respect to Sections 3.09, 4.10, 4.14, 4.15 and 4.16 hereof;

         (e) make any Note payable in money other than that stated in the Notes;

         (f) impair the right of any Holder of the Notes to receive payment of principal of and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

         (g) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

         (h) make any change in Section 6.04 or 6.07 hereof or in this sentence;

         (i) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

         (j) deprive any of the Holders of the benefit of the Liens created by the Security Agreements except in accordance with the terms of the Security Agreements.

Section 9.03.     Compliance with Trust Indenture Act.

         Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04.     Revocation and Effect of Consents.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05.     Notation on or Exchange of Notes.

         If an amendment or supplement changes the terms of a Note, the Trustee may require the Holder of such Note to deliver such Note to the Trustee. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.






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

Section 9.06.     Trustee to Sign Amendments, etc.

         The Trustee shall sign any amended or supplemental indenture or Security Agreement authorized pursuant to this Article 9 if the amendment, supplement or Security Agreement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental indenture or Security Agreement unless the Board of Directors authorizes it. In executing any amended or supplemental indenture or Security Agreement, the Trustee shall be entitled to receive and (subject to Section
7.01 hereof) shall be fully protected in relying upon an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture or Security Agreement is authorized or permitted by this Indenture.


                                   ARTICLE 10
                            COLLATERAL AND SECURITY

Section 10.01.    Security Agreements.

         The due and punctual payment of the principal of and interest and Liquidated Damages, if any, on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest and Liquidated Damages (to the extent permitted by law), if any, on the Notes and performance of all other obligations of the Company to the Holders of Notes or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, shall be secured as provided in the Security Agreements which the Company and certain of its Restricted Subsidiaries have entered into simultaneously with the execution of this Indenture. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Security Agreements (including, without limitation, the provisions providing for foreclosure and release of Pledged Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Collateral Agent to enter into the Security Agreements and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Security Agreements, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Agreements, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Pledged Collateral contemplated hereby, by the Security Agreements or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Company shall take, or shall cause its Restricted Subsidiaries to take, upon request of the Trustee, any and all actions reasonably required to cause the Security Agreements to create and maintain, as security for the Obligations of the Company hereunder, a valid and enforceable perfected first priority Lien or second priority Lien, as the case may be, in and on all the Pledged Collateral, in favor of the Collateral Agent for the benefit of the Holders of Notes, superior to and prior to the rights of all third Persons and subject to no other Liens other than Permitted Liens.

Section 10.02.    Recording and Opinions.

         (a) The Company shall furnish to the Trustee simultaneously with the execution and delivery of this Indenture a letter stating that it is entitled to rely on an Opinion of Counsel stating that in the opinion of such counsel all action has been taken with respect to the delivery of all financing statements or other instruments necessary to make effective the Liens intended to be created by the Security Agreements.

         (b) The Company shall furnish to the Collateral Agent and the Trustee on July 15 in each year beginning with July 15, 2000 a Opinion of Counsel, dated as of such date, either (i) (A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Security Agreements and reciting with respect to the security interests in the Pledged Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, (B) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of Notes and the Collateral Agent and the Trustee hereunder and under the Security Agreements with respect to the security interests in the Pledged Collateral, or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

         (c) The Company shall otherwise comply with the provisions of TIA
Section 314(b).

Section 10.03. Release of Collateral.

         (a) Subject to subsections (b), (c) and (d) of this Section 10.02, Pledged Collateral may be released from the Lien and security interest created by the Security Agreements at any time or from time to time in accordance with the provisions of the Security Agreements or as provided hereby. In addition, upon the request of the Company pursuant to an Officers' Certificate certifying that all conditions precedent hereunder have been met and stating whether or not such release is in connection with an Asset Disposition, a Sale of a Principal Property or a Transfer of the Fibers Business, (at the sole cost and expense of the Company) the Collateral Agent shall release (i) Pledged Collateral that is sold, conveyed or disposed of in compliance with the provisions of this Indenture; provided, that if such sale, conveyance or disposition constitutes an Asset Disposition, a Sale of a Principal Property or a Transfer of the Fibers Business, the Company shall comply with Section 4.10,
Section 4.15 or Section 4.16, as applicable. Upon receipt of such Officers' Certificate the Collateral Agent shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Pledged Collateral permitted to be released pursuant to this Indenture or the Security Agreements.

         (b) No Pledged Collateral shall be released from the Lien and security interest created by the Security Agreements pursuant to the provisions of the Security Agreements unless there shall have been delivered to the Collateral Agent the certificate required by this Section 10.02.

         (c) No release of Pledged Collateral pursuant to the provisions of the Security Agreements shall be effective as against the Holders of Notes if such release shall have been given at any time when a Default or Event of Default shall have occurred and be continuing and the maturity of the Notes shall have been accelerated (whether by declaration or otherwise) and the Trustee shall have delivered a notice of acceleration to the Collateral Agent.

         (d) The release of any Pledged Collateral from the terms of this Indenture and the Security Agreements shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Pledged Collateral is released pursuant to the terms of the Security Agreements. To the extent applicable, the Company shall cause TIA Section 313(b), relating to reports, and TIA Section 314(d), relating to the release of property or securities from the Lien and security interest of the Security Agreements and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Security Agreements, to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee and the Collateral Agent in the exercise of reasonable care.

Section 10.04.    Certificates of the Company.

         The Company shall furnish to the Trustee and the Collateral Agent, prior to each proposed release of Pledged Collateral pursuant to the Security Agreements, (i) all documents required by TIA Section 314(d) and (ii) an Opinion of Counsel, which may be rendered by internal counsel to the Company, to the effect that such accompanying documents constitute all documents required by TIA Section 314(d). The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

Section 10.05.    Certificates of the Trustee.

         In the event that the Company wishes to obtain a release of any Pledged Collateral in accordance with the Security Agreements and has delivered the certificates and documents required by the Security Agreements and Sections
10.02 and 10.03 hereof, the Trustee shall determine whether it has received all documentation required by TIA Section 314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 10.03(b), shall deliver a certificate to the Collateral Agent setting forth such determination.

Section 10.06     Attornment.

         To the extent expressly required under the leases in existence on the Issue Date, the Trustee, on behalf of the Holders of the Notes, hereby acknowledges and agrees that the Liens granted pursuant to the Security Agreements are subject to the rights of certain lessees under such leases (and expressly required thereunder) and will be subject to the rights of lessees under any leases entered into by the Company or any Subsidiary Guarantor after the date hereof which are permitted pursuant to this Indenture (collectively, the "Leases") subject to the express rights contained in the applicable lease. The rights of the tenants under the leases to the leased premises shall not be unreasonably affected by the exercise by the Trustee (or the Collateral Agent or other representative of the Holders under any Security Agreement) of any of their rights under this Indenture or any of the Security Agreements, nor shall any such tenant be in any other way deprived of its rights under the applicable lease except in accordance with the terms of such lease. In the event that the Trustee (or any Collateral Agent or other representative of the Holders under any Security Agreement) succeeds to the interest of the Company or any Subsidiary Guarantor under a Lease, such lease shall not be terminated or affected thereby except as set forth herein or therein, and any sale of the applicable leased premises by the Trustee (or the Collateral Agent or other representative of the Holders under any Security Agreement) under or pursuant to the judgment of any court in an action to enforce the remedies provided for in the Indenture or any of the Security Agreements shall be made subject to such lease and the rights of such tenant expressly set forth thereunder. If the Trustee (or the Collateral Agent or other representative of the Holders under any

Security Agreement) succeeds to the interests of the Company or Subsidiary Guarantor in and to the applicable leased premises or under such lease or enters into possession of such leased premises, the Trustee or such Collateral Agent or other representative and such tenants shall be bound to each other under all of the express terms, covenants and conditions of such lease, as if the Trustee or such Collateral Agent or other representative was originally the Company or such Subsidiary Guarantor as lessor thereunder.

Section 10.07. Authorization of Actions to Be Taken by the Trustee Under the Security Agreements.

         Subject to the provisions of Section 7.01 and 7.02 hereof, the Trustee may, in its sole discretion and without the consent of the Holders of Notes, direct, on behalf of the Holders of Notes, the Collateral Agent to take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Security Agreements and (b) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Pledged Collateral by any acts that may be unlawful or in violation of the Security Agreements or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Pledged Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee).

Section 10.08 Authorization of Receipt of Funds by the Trustee Under the Security Agreements.

         The Trustee is authorized to receive any funds for the benefit of the Holders of Notes distributed under the Security Agreements, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

Section 10.09.    Termination of Security Interest.

         Upon the payment in full of all Obligations of the Company under this Indenture and the Notes, or upon Legal Defeasance, the Trustee shall, at the request of the Company, deliver a certificate to the Collateral Agent stating that such Obligations have been paid in full, and instruct the Collateral Agent to release the Liens pursuant to this Indenture and the Security Agreements.


                                   ARTICLE 11
                             SUBSIDIARY GUARANTEES

Section 11.01.    Subsidiary Guarantees.

         Subject to this Article 11, each of the Subsidiary Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

         The Subsidiary Guarantors hereby agree that their obligations hereunder shall be, to the extent permitted by law, unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. To the extent permitted by law, each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

         If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

         Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in
Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee. The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

Section 11.02.    Limitation on Subsidiary Guarantor Liability.

         Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of such Subsidiary Guarantor will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such

Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article 11, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

Section 11.03.    Execution and Delivery of Subsidiary Guarantee.

         To evidence its Subsidiary Guarantee set forth in Section 11.01, each Subsidiary Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form included in Exhibit E shall be endorsed by an Officer of such Subsidiary Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Subsidiary Guarantor by its President or one of its Vice Presidents.

         Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

         If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

         The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

         In the event that the Company creates or acquires any new U.S. Subsidiaries subsequent to the date of this Indenture, if required by Section
4.19 hereof, the Company shall cause such U.S. Subsidiaries to execute supplemental indentures to this Indenture and the notation on the Note substantially in the form of Exhibit E to this Indenture in accordance with
Section 4.19 hereof and this Article 11, to the extent applicable.

Section 11.04.   Subsidiary Guarantors May Consolidate, etc., on Certain Terms.

         Except as otherwise provided in Section 11.05, no Subsidiary Guarantor may sell or otherwise dispose of substantially all of its assets to, or consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person, other than the Company or another Subsidiary Guarantor, unless immediately after giving effect to such transaction, no Default or Event of Default exists and either:

         (a) subject to Section 11.05 hereof, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Subsidiary Guarantor under this Indenture, its Subsidiary Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture and appropriate collateral documents satisfactory to the Trustee; or

         (b) if applicable, the Net Available Cash from such sale or other disposition is applied in accordance with Section 4.10 hereof; or

         (c) if applicable, that transaction is made in accordance with the terms of Section 4.15 hereof; or

         (d) if applicable, that transaction is made in accordance with the terms of Section 4.16 hereof.

         In case of any such consolidation, merger, sale or conveyance (other than pursuant to Section 4.15 or Section 4.16) and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor Person shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

         Except as set forth in Articles 4 and 5 hereof, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.

Section 11.05.    Releases Following Sale of Assets.

         The Subsidiary Guarantee of a Subsidiary Guarantor will be released:

         (1) with respect to any Subsidiary Guarantor other than a Principal Property Subsidiary or a Fibers Subsidiary, in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation) or any sale or other disposition of all of the Capital Stock of that Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary Guarantor or the Company, provided, that the Company must apply the Net Available Cash or the Net Cash Proceeds, as applicable, from such sale or other disposition in accordance with the provisions of Section 4.10 hereof;

         (2) with respect to any Principal Property Subsidiary, in connection with the sale or other disposition of any Principal Property owned by such Principal Property Subsidiary, or a sale or other disposition of the Capital Stock of such Principal Property Subsidiary, provided, that the Company must apply the Net Available Cash or the Net Cash Proceeds, as applicable, from such sale or other disposition in accordance with the terms of Section 4.15 hereof;

         (3) with respect to the Fibers Subsidiaries, upon the consummation of a Transfer of the Fibers Business made in accordance with the terms of Section
4.16 hereof.

         Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its obligations under its Subsidiary Guarantee.

         Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Subsidiary Guarantor under this Indenture as provided in this Article 11.


                                   ARTICLE 12
                                 MISCELLANEOUS

Section 12.01.    Trust Indenture Act Controls.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

Section 12.02.    Notices.

         Any notice or communication by the Company, any Subsidiary Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Company and/or any Subsidiary Guarantor:

         Sterling Chemicals, Inc.
         1200 Smith Street, Suite 1900
         Houston, TX 77002
         Telecopier No.: (713) 654-9551
         Attention: General Counsel

         With a copy to:

         Andrews & Kurth, L.L.P.
         600 Travis, Suite 4200
         Houston, TX 77002-3090
         Telecopier No.: (713) 220-4285
         Attention: William Finnegan, Esq.

         If to the Trustee:
         Harris Trust Company of New York
         Wall Street Plaza, 19th Floor
         88 Pine Street
         New York, NY 10005
         Telecopier No.: (212) 701-7664
         Attention: Peter Morse

         The Company, any Subsidiary Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee, each Agent at the same time.

Section 12.03.    Communication by Holders of Notes with Other Holders of Notes.

         Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, any Agent and any other Person shall have the protection of TIA Section 312(c).

Section 12.04.    Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

         (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

         (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05.    Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

         (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

         (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06.    Rules by Trustee and Agents.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

         No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or such Subsidiary Guarantor under the Notes, the Subsidiary Guarantees, this Indenture or the Security Agreements or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.08.    Governing Law.

         THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES, THE SUBSIDIARY GUARANTEES AND THE SECURITY AGREEMENTS WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.09.    No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10.    Successors.

         All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Subsidiary Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 11.05.

Section 12.11.    Severability.

         In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12.    Counterpart Originals.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.13.    Table of Contents, Headings, etc.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                         [Signatures on following page]

                                   SIGNATURES




                                     STERLING CHEMICALS, INC.

                                     By:
                                        -------------------------------------
                                     Name:
                                     Title:




                                     STERLING CHEMICALS ENERGY, INC.

                                     By:
                                        -------------------------------------
                                     Name:
                                     Title:




                                     STERLING CHEMICALS INTERNATIONAL, INC.

                                     By:
                                        -------------------------------------
                                     Name:
                                     Title:




                                     STERLING PULP CHEMICALS, INC.

                                     By:
                                        -------------------------------------
                                     Name:
                                     Title:




                                     STERLING PULP CHEMICALS US, INC.

                                     By:
                                        -------------------------------------
                                     Name:
                                     Title:

                                     STERLING FIBERS, INC.

                                     By:
                                        -------------------------------------
                                     Name:
                                     Title:




                                     STERLING CANADA, INC.

                                     By:
                                        -------------------------------------
                                     Name:
                                     Title:




                                     HARRIS TRUST COMPANY OF NEW YORK

                                     By:
                                        -------------------------------------
                                     Name:
                                     Title:

                                                                      EXHIBIT A



                                  FORM OF NOTE

                                                                      EXHIBIT B



                        FORM OF CERTIFICATE OF TRANSFER

Sterling Chemicals
1200 Smith Street, Suite 1900
Houston, TX 77002

Harris Trust Company of New York
Wall Street Plaza, 19th Floor
88 Pine Street
New York, NY 10005


            Re: __% Senior Secured Notes due 2006

           Reference is hereby made to the Indenture, dated as of July __, 1999 (the "Indenture"), between Sterling Chemicals, Inc., as issuer (the "Company"), the Subsidiary Guarantors listed on Schedule I thereto and Harris Trust Company of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

           ___________________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

           1. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

           2. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

           3. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE IAI GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

         (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

         (b) [ ] such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

         (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

         (d) [ ] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private

         Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

           4. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

           (a) [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

           (b) [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

           (c) [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

           This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                  --------------------------------------------
                                           [Insert Name of Transferor]


                                  By:
                                     -----------------------------------------
                                  Name:
                                  Title:
Dated:
      -----------

                       ANNEX A TO CERTIFICATE OF TRANSFER

     1. The Transferor owns and proposes to transfer the following:

                           [CHECK ONE OF (a) OR (b)]

          (a) [ ] a beneficial interest in the:

               (i)   [ ] 144A Global Note (CUSIP 858903AF4), or

               (ii)  [ ] Regulation S Global Note (CUSIP U85908AA6), or

               (iii) [ ] IAI Global Note (CUSIP 858903AG2); or

          (b) [ ] a Restricted Definitive Note.


     2. After the Transfer the Transferee will hold:

                                  [CHECK ONE]

          (a) [ ] a beneficial interest in the:

               (i)   [ ] 144A Global Note (CUSIP 858903AF4), or

               (ii)  [ ] Regulation S Global Note (CUSIP U85908AA6), or

               (iii) [ ] IAI Global Note (CUSIP 858903AG2); or

               (iv)  [ ] Unrestricted Global Note (CUSIP 858903AH0); or

     (b) [ ] a Restricted Definitive Note; or

     (c) [ ] an Unrestricted Definitive Note,

         in accordance with the terms of the Indenture.

                                                                      EXHIBIT C

                        FORM OF CERTIFICATE OF EXCHANGE

Sterling Chemicals
1200 Smith Street, Suite 1900
Houston, TX 77002

Harris Trust Company of New York
Wall Street Plaza, 19th Floor
88 Pine Street
New York, NY 10005


           Re: __% Senior Secured Notes due 2006

                              (CUSIP ____________)

           Reference is hereby made to the Indenture, dated as of July __, 1999 (the "Indenture"), between Sterling Chemicals, Inc., as issuer (the "Company"), the Subsidiary Guarantors listed on Schedule I thereto and Harris Trust Company of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

           __________________________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

           1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

           (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

           (b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive
Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

           (c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

           (d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

           2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

           (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

           (b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [ ] 144A Global Note, [ ] Regulation S Global Note, [ ] IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

           This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                  --------------------------------------------
                                           [Insert Name of Transferor]


                                  By:
                                     -----------------------------------------
                                  Name:
                                  Title:
Dated:
      -----------

                                                                      EXHIBIT D



                            FORM OF CERTIFICATE FROM
                  ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Sterling Chemicals
1200 Smith Street, Suite 1900
Houston, TX 77002

Harris Trust Company of New York
Wall Street Plaza, 19th Floor
88 Pine Street
New York, NY 10005



           Re: __% Senior Secured Notes due 2006

           Reference is hereby made to the Indenture, dated as of July __, 1999 (the "Indenture"), between Sterling Chemicals, Inc., as issuer (the "Company"), the Subsidiary Guarantors listed on Schedule I thereto and Harris Trust Company of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

           In connection with our proposed purchase of $____________ aggregate principal amount of:

           (a) [ ] a beneficial interest in a Global Note, or

           (b) [ ] a Definitive Note,

           we confirm that:

           1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

           2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and [, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000,] an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

           3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

           4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

           5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

           You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                  --------------------------------------------
                                      [Insert Name of Accredited Investor]


                                  By:
                                     -----------------------------------------
                                  Name:
                                  Title:
Dated:
      -----------

                                                                      EXHIBIT E



                         FORM OF NOTATION OF GUARANTEE

           For value received, each Subsidiary Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of July 23, 1999 (the "Indenture") among Sterling Chemicals, Inc., the Subsidiary Guarantors listed on Schedule I thereto and Harris Trust Company of New York, as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Subsidiary Guarantors to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Debt evidenced by this Subsidiary Guarantee shall cease to be so subordinated and subject in right of payment upon any defeasance of this Note in accordance with the provisions of the Indenture.


                                  [NAME OF SUBSIDIARY GUARANTOR]

                                  By:
                                     -----------------------------------------
                                  Name:
                                  Title:

                                                                      EXHIBIT F



                                   SCHEDULE I
                             SCHEDULE OF GUARANTORS

           The following schedule lists each Subsidiary Guarantor under the Indenture as of the Issue Date:

           Sterling Canada, Inc.

           Sterling Chemicals Energy, Inc.

           Sterling Chemicals International, Inc.

           Sterling Fibers, Inc.

           Sterling Pulp Chemicals, Inc.

           Sterling Pulp Chemicals US, Inc.





                                      F-1